                                  EXHIBIT 10.6

                          AGREEMENT AND PLAN OF MERGER


                           Dated as of March 19, 1998


                                     Among


                          ONLINE SYSTEM SERVICES, INC.


                         DURAND ACQUISITION CORPORATION


                                      AND


                          DURAND COMMUNICATIONS, INC.

                               TABLE OF CONTENTS

ARTICLE 1 - THE MERGER........................................................1
     1.1 The Merger...........................................................1
     1.2 Closing..............................................................1
     1.3 Effective Time of the Merger.........................................2
     1.4 Effects of the Merger................................................2
     1.5 Articles of Incorporation; Bylaws....................................2
     1.6 Directors............................................................2
     1.7 Officers.............................................................2

ARTICLE 2 - EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
     CORPORATIONS.............................................................2
     2.1 Exchange of Shares...................................................2
          (a) Common Stock of Sub.............................................2
          (b) Cancellation of Treasury Stock and Parent-Owned Company Common
               Stock..........................................................3
          (c) Conversion of Company Common Stock..............................3
          (d) Dissenting Stockholders.........................................3
          (e) Cancellation and Retirement of Company Common Stock.............3
     2.2 Options, Warrants, etc...............................................3
     2.3 Exchange of Certificates.............................................4
          (a) Exchange Agent..................................................4
          (b) Exchange Procedures.............................................4
          (c) Distributions with Respect to Unexchanged Shares................5
          (d) No Further Ownership Rights in Company Common Stock.............5
          (e) No Fractional Shares............................................5
          (f) No Liability....................................................5

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES....................................6
     3.1 Representations and Warranties of the Company........................6
          (a) Organization, Standing and Corporate Power......................6
          (b) Subsidiaries....................................................6
          (c) Capital Structure...............................................6
          (d) Authority; Noncontravention.....................................7
          (e) Financial Statements; Undisclosed Liabilities...................8
          (f) Absence of Certain Changes or Events............................8
          (g) Litigation......................................................9
          (h) Labor Matters; Employee Matters.................................9
          (i) Tax Returns and Tax Payments....................................11
          (j) State Antitakeover Laws Not Applicable..........................12
          (k) Real Estate.....................................................12
          (l) Compliance with Laws; Environmental Matters.....................12
          (m) Leased Tangible Personal Property...............................13
          (n) Contracts.......................................................13
          (o) Assets..........................................................15
          (p) Intellectual Property...........................................15
          (q) Accounts Receivable.............................................16
          (r) Properties......................................................16

          (s) Transactions with Directors, Officers, Employees and
                Affiliates....................................................16
          (t) Insurance.......................................................16
          (u) Brokers.........................................................16
          (v) Asset Sales; Merger.............................................16
          (w) Pooling of Interests............................................17
          (x) Full Disclosure.................................................17
          (y) Board Recommendation............................................17
          (z) Required Company Vote...........................................17
          (aa) Information Supplied...........................................17
     3.2 Representations and Warranties of Parent.............................17
          (a) Organization, Standing and Corporate Power......................17
          (b) Subsidiaries....................................................18
          (c) Capital Structure...............................................18
          (d) Authority; Noncontravention.....................................18
          (e) SEC Documents; Undisclosed Liabilities..........................19
          (f) Absence of Certain Changes or Events............................20
          (g) Litigation......................................................20
          (h) Tax Returns and Tax Payments....................................20
          (i) Compliance with Laws; Environmental Matters.....................20
          (j) Intellectual Property...........................................21
          (k) Properties......................................................21
          (l) Interim Operations of Sub.......................................21
          (m) Brokers.........................................................22

ARTICLE 4 - COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER.........22
     4.1 Conduct of Business of the Company...................................22

ARTICLE 5 - ADDITIONAL AGREEMENTS.............................................24
     5.1 Preparation of Proxy Statement; Stockholder Meeting..................24
     5.2 Letter of the Company's Accountants..................................24
     5.3 Parent Access to Information.........................................24
     5.4 Registration of Parent Stock.........................................25
     5.5 Board of Directors...................................................25
     5.6 Best Efforts.........................................................25
     5.7 Expenses.............................................................25
     5.8 Public Announcements.................................................26
     5.9 Takeover Statutes....................................................26
     5.10 Certain Agreements..................................................26

ARTICLE 6 - CONDITIONS PRECEDENT..............................................26
     6.1 Conditions to Each Party's Obligation to Effect the Merger...........26
         ----------------------------------------------------------
          (a) No Injunctions or Restraints....................................26
          (b) Nasdaq Governance Requirements..................................26
          (c) Compliance with Federal and State Securities Laws...............26
     6.2 Conditions to Obligation of Parent and Sub...........................26
          (a) Representations and Warranties..................................26
          (b) Performance of Obligations of the Company.......................27
          (c) Consents, etc...................................................27
          (d) Affiliate Letters...............................................27
          (e) Opinion of Counsel to the Company...............................27

          (f) Opinion of Accountants..........................................28
          (g) CompuLearning Systems, Inc......................................28
          (h) Total Liabilities...............................................28
          (i) Dissenter's Rights..............................................28
          (j) Undertakings of Company Securities Holders......................28
          (k) Noncompete Agreements...........................................28
          (l) Releases, Termination of Agreements.............................28
     6.3 Conditions to Obligation of the Company..............................28
          (a) Representations and Warranties..................................28
          (b) Performance of Obligations of Parent and Sub....................29
          (c) Opinion of Counsel to Parent....................................29

ARTICLE 7 - TERMINATION, AMENDMENT AND WAIVER.................................29
     7.1 Termination..........................................................29
     7.2 Effect of Termination................................................30
     7.3 Amendment............................................................30
     7.4 Extension; Waiver....................................................30

ARTICLE 8 - GENERAL PROVISIONS................................................30
     8.1 Survival of Representations and Warranties...........................30
     8.2  Further Assurances..................................................30
     8.3 Notices..............................................................30
     8.4 Definitions..........................................................31
     8.5 Interpretation.......................................................32
     8.6 Counterparts.........................................................32
     8.7 Entire Agreement; No Third-party Beneficiaries.......................32
     8.8 Governing Law........................................................32
     8.9 Assignment...........................................................32
     8.10 Enforcement.........................................................32
     8.11 Severability........................................................32

                          AGREEMENT AND PLAN OF MERGER

          This AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of March 19, 1998, by and among ONLINE SYSTEM SERVICES, INC., a Colorado corporation ("Parent"), DURAND ACQUISITION CORPORATION, a Minnesota corporation and a direct wholly owned subsidiary of Parent ("Sub"), and DURAND COMMUNICATIONS, INC., a California corporation (the "Company").

                                    RECITALS

          A. The Boards of Directors of Parent and the Company have approved, and deem it advisable and in the best interests of their respective companies and stockholders to consummate, a merger of Sub with and into the Company (the "Merger"), with the Company as the surviving corporation in the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of common stock, no par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), other than shares of Company Common Stock owned, directly or indirectly, by the Company or any subsidiary (as defined in Section 8.4) of the Company or by Parent, Sub or any other subsidiary of Parent, will be converted into the right to receive, subject to the terms hereof, 2.46 shares of common stock, no par value per share, of Parent ("Parent Stock"); provided, however, that the total number of shares of Parent Stock exchanged for Company Common Stock shall not exceed 971,250 shares of Parent Stock.

          B. The Merger has been approved by a vote of the majority of the outstanding shares of Company Common Stock entitled to vote thereon for the approval thereof (the "Company Stockholder Approval").

          C. For United States Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE 1

                                   THE MERGER

          1.1  The Merger  .  Upon the terms and subject to the conditions set
               ----------
forth in this Agreement, and in accordance with the California General Corporation Law (the "CGCL") and the Minnesota Business Corporation Act (the "MBCA"), the Sub shall be merged with and into the Company at the Effective Time. Upon the Effective Time, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") having the name Durand Communications, Inc.

          1.2  Closing  .  Unless this Agreement shall have been terminated and
               -------
the transactions herein contemplated shall have been abandoned pursuant to
Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article 6, the closing of the Merger (the "Closing") will take place at 10:00 a.m. Mountain Time within three business days of the date that the shareholders of Parent approve the Merger (the "Closing Date"), at the offices of Parent, unless another date, time or place is agreed to in writing by the parties hereto.

          1.3  Effective Time of the Merger  .  On the Closing Date, the parties
               ----------------------------
shall file articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the CGCL and MBCA and shall make all other filings or recordings required under the CGCL and MBCA. The Merger shall become effective at such time as the Articles of Merger is duly filed with the Secretary of State of the State of California and the Secretary of State of the State of Minnesota, or at such other time as is permissible in accordance with the CGCL and MBCA and as Parent and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

          1.4  Effects of the Merger.
               ---------------------
 The Merger shall have the effects set forth in the CGCL and MBCA.


          1.5  Articles of Incorporation; Bylaws.
          --------------------------------------

               (a) The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

               (b) The Bylaws of the Company as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          1.6  Directors  .  The directors of Sub at the Effective Time shall be
               ---------
the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          1.7  Officers  .  The officers of the Company at the Effective Time
               --------
shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.

                                   ARTICLE 2

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS

          2.1  Exchange of Shares  .  As of the Effective Time, by virtue of the
               ------------------
Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

               (a)  Common Stock of Sub  .  Each share of common stock of Sub
                    -------------------
     issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation and shall be the issued and outstanding capital stock of the Surviving Corporation.

          (b)  Cancellation of Treasury Stock and Parent-Owned Company
               -------------------------------------------------------
     Common Stock.  Each share of the Company Common Stock that is owned by
     ------------
     the Company or by any subsidiary of the Company, and each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no cash, Parent Stock or other consideration shall be delivered or deliverable in exchange therefor.

          (c) Conversion of Company Common Stock.  Except as otherwise provided
              ----------------------------------
     herein and subject to Section 2.3, at the Effective Time each issued and outstanding share of Company Common Stock shall be automatically converted into 2.46 fully paid and nonassessable shares of Parent Stock (the "Merger Consideration"); provided, however, that the total number of shares of Parent Stock exchanged for Company Common Stock shall not exceed 981,671 shares of Parent Stock.

          (d)  Dissenting Stockholders.  Notwithstanding anything in
               -----------------------
     this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a person (a "Dissenting Stockholder") who duly demands appraisal of his shares of Company Common Stock pursuant to the CGCL and complies with all the provisions of the CGCL concerning the right of holders of Company Common Stock to demand appraisal of their shares in connection with the Merger ("Dissenting Shares") shall not be converted as described in Section 2.1(c), but shall become the right to receive such cash consideration as may be determined to be due to such Dissenting Stockholder as provided in the CGCL. If, however, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the CGCL, his shares shall be deemed to be converted as of the Effective Time into the right to receive Parent Stock, without interest, pursuant to Section 2.1(c). The Company shall give Parent (i) prompt notice of any demands for appraisal of shares received by the Company; and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demand. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate any such demands.

          (e) Cancellation and Retirement of Company Common Stock. As of the
              ---------------------------------------------------
     Effective Time, all shares of Company Common Stock (other than shares referred to in Section 2.1(b)) issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive pursuant to Section 2.3, (i) a certificate or certificates of Parent Stock representing the number of full shares of Parent Stock into which the shares of Company Common Stock theretofore represented by such canceled and retired certificate shall have been converted pursuant to Section 2.1(c), and (ii) in lieu of fractional shares of Parent Stock, a cash payment for the fair market value of a fractional share to be issued in consideration therefor based on the closing bid price for Parent's common stock on the Nasdaq Small Cap Market on the day prior to the Closing Date.

     2.2  Options; Warrants, etc.  At the Effective Time, all options,
          ----------------------
warrants, and convertible promissory notes exercisable for or convertible into Company Common Stock granted or issued prior to the date hereof, which are outstanding and unexercised or unconverted immediately prior to the Effective Time (the "Prior Securities"), shall be automatically converted into options, warrants and convertible promissory notes exercisable for or convertible into shares of Parent Stock (the "Substitute Securities"), in accordance with the terms of such options, warrants and convertible promissory notes, appropriately adjusted (as to both number of shares and exercise price) as follows:

          (a) The number of shares of Parent Stock covered by each of the Substitute Securities shall equal the number of shares of Company Common Stock covered by the applicable Prior Security immediately prior to the Effective Time, adjusted to reflect the Merger Consideration and rounded to the nearest whole number;

          (b) The per share exercise price or conversion price for each Substitute Security shall equal the per share exercise price under the applicable Prior Option immediately prior to the Effective Time, adjusted to reflect the Merger Consideration; and

          (c) In all other respects, the terms of the Substitute Securities shall be in such form and contain such other terms as Parent shall reasonably require, forms of such securities to be made available to the holders of the Prior Securities prior to the Closing Date.

     2.3  Exchange of Certificates.
          ------------------------

          (a) Exchange Agent . At the Effective Time, Parent shall designate
              --------------
     Corporate Stock Transfer, Inc., Parent's transfer agent (the "Exchange Agent"), to act as agent for the holders of shares of Company Common Stock in connection with the Merger to issue the certificate or certificates to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c). Parent shall authorize and instruct the Exchange Agent to issue to the holders of Company Common Stock, in the aggregate, certificates representing the number of shares of Parent Stock required to effectuate the terms of the Merger. The Exchange Agent shall, pursuant to instructions from Parent, issue the certificates provided for in Section 2.1(d).

          (b)  Exchange Procedures  .  As soon as practicable after the
               -------------------
     Effective Time, the Exchange Agent shall mail to each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificates to such Exchange Agent), and (ii) instructions for use in effecting the surrender of the certificates representing shares of Company Common Stock for shares representing Parent Stock. Upon proper surrender to the Exchange Agent of such certificates for cancellation, the holder of such certificates shall after the Effective Time be entitled only to a certificate or certificates representing the number of full shares of Parent Stock, into which the aggregate number of shares of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement plus payment for the fair market value of a fractional share as provided in Section 2.3(e). The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of certificates for Parent Stock as hereinabove provided. If any certificate for such Parent Stock is to be issued in a name other than that in which the certificate for Company Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to Parent or its transfer agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Parent or its transfer agent that such tax has been paid or is not applicable.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or
              ------------------------------------------------
     other distributions with respect to Parent Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for shares of Company Common Stock with respect to the shares of Parent Stock represented thereby. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Stock issued in exchange therefor, without interest, (i) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Stock.

          (d) No Further Ownership Rights in Company Common Stock. All shares of
              ---------------------------------------------------
     Parent Stock issued upon the surrender for exchange of certificates representing shares of Company Common Stock in accordance with the terms of this Article 2 (including any certificates issued pursuant to Section 2.3(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such certificates.

          (e)  No Fractional Shares.
               --------------------
               (i) No certificates or scrip representing fractional shares of Parent Stock shall be issued upon the surrender for exchange of certificates representing shares of Company Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent; and

               (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Merger who would have otherwise been entitled to receive a fraction of a share of Parent Stock shall receive, in lieu thereof, payment in cash of the fair market value of the fractional share, such value based on the closing bid price for Parent Common Stock on the Nasdaq Small Cap Market on the last business day prior to the Closing Date.

          (f)  No Liability  .  None of Parent, Sub, the Company or the
               ------------
     Exchange Agent shall be liable to any person in respect of any shares of Parent Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Company Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any cash, shares of Parent Stock, any cash in lieu of fractional shares of Parent Stock or any dividends or distributions with respect to Parent Stock in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(d)), any such shares, cash dividends or distributions in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

    3.1 Representations and Warranties of the Company . The Company represents
        ---------------------------------------------
and warrants to Parent and Sub as follows:

        (a) Organization, Standing and Corporate Power. Each of the Company and
            ------------------------------------------
     each of its Subsidiaries (as defined in Section 3.1(b)) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 8.4) with respect to the Company. Attached as Section 3.1(a) of the disclosure schedule ("Disclosure Schedule") delivered to Parent by the Company at the time of execution of this Agreement are complete and correct copies of the Articles of Incorporation and Bylaws of the Company.

        (b)  Subsidiaries  .  The only direct or indirect subsidiaries of
             ------------
     the Company (the "Subsidiaries") and other ownership interests held by the Company in any other person are those listed in Section 3.1(b) of the Disclosure Schedule. Except as set forth in Section 3.1(b) of the Disclosure Schedule, all the outstanding shares of capital stock of each such Subsidiary which is a corporation have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by the Company, by another Subsidiary (wholly owned) of the Company or by the Company and another such Subsidiary (wholly owned), free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except as set forth in
     Section 3.1(b) of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

        (c)  Capital Structure  .  The authorized capital stock of the
             -----------------
     Company consists of 1,000,000 shares of Company Common Stock. As of the date of this Agreement, there are (i) 388,474 shares of Company Common Stock issued and outstanding, (ii) 6,086 shares of Company Common Stock reserved for issuance to certain private investors for an aggregate consideration of $140,000; (iii) no shares of Company Common Stock held in the treasury of the Company or held by any Subsidiary of the Company; and
     (iv) 89,758 shares of Company Common Stock reserved for issuance upon exercise or conversion of outstanding securities of the Company ("Prior Securities"). Section 3.1 (c) of the Disclosure Schedule contains a list of all Prior Securities, including a description of their terms. Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Prior Securities will be when issued, duly authorized, validly issued, fully paid and nonassessable and, except as described in Section 3.1(c) of the Disclosure Schedule, are not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote on any matters on which stockholders of the Company may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party, or by which any of them is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of or measured or determined based on the value or market price of any shares of capital stock of the Company or any of its Subsidiaries and, to the knowledge of the Company, there are no irrevocable proxies with respect to shares of capital stock of the Company or any Subsidiary of the Company. Except as provided in Section 3.1(c) of the Disclosure Schedule, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act").

          (d)  Authority; Noncontravention  .  The Company has the
               ---------------------------
     requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and its shareholders and no other corporate action on the part of the Company or its shareholders is necessary to authorize the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as disclosed in Section 3.1(d) of the Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (a) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of the Company or the comparable charter documents of its Subsidiaries or (b) conflict with, or result in any breach or violation of, or constitute a default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration under (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or their respective properties or assets or (ii) any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or any of its Subsidiaries or their respective properties or assets, or (c) result in the creation of any Lien upon any of the parties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (b) and (c), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have a material adverse effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Secretary of States of the State of California and Minnesota, and appropriate documents with the relevant authorities of other states in which the

     Company is qualified to do business and (ii) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in Section 3.1(d) of the Disclosure Schedule.

          (e) Financial Statements; Undisclosed Liabilities. The consolidated
              ---------------------------------------------
     financial statements of the Company for the years ended June 30, 1996 and 1997 audited by KPMG Peat Marwick, LLP and the unaudited balance sheet of the Company as of December 31, 1997 and the unaudited statements of income and retained earnings of the Company for the fiscal period then ended compiled by the Company attached hereto in Section 3.1(e) of the Disclosure Schedule (the "Financial Statements") are true, complete and correct and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved. The Financial Statements fairly present the financial position and assets and liabilities, whether accrued, absolute, contingent or otherwise, of the Company as of the dates thereof and the results of operations and cash flows of the Company for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Since December 31, 1997, the Company has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (i) as and to the extent set forth on the balance sheet of the Company as of December 31, 1997 (including the notes thereto), (ii) as incurred in connection with the transactions contemplated by this Agreement, (iii) as incurred after December 31, 1997 in the ordinary course of business and consistent with past practice, (iv) as set forth in Section 3.1(e) of the Disclosure Schedule, or (v) as would not, individually or in the aggregate, have a material adverse effect with respect to the Company.

          (f)  Absence of Certain Changes or Events  .  Except as described
               ------------------------------------
     in Section 3.1(f) of the Disclosure Schedule, since December 31, 1997 there has not been:

               (i) any material adverse change in the working capital, financial condition, assets, liabilities (whether absolute, accrued, contingent or otherwise), operating profits, business or prospects of the Company;

               (ii) any damage, destruction or loss (whether or not covered by insurance) affecting the Company's business or its assets;

               (iii) any increase or decrease in the rates of compensation payable or to become payable by the Company to any of its officers, directors or employees over or under the rates in effect during the year ended December 31, 1997, other than general increases made in accordance with past practices which are described in Section 3.1(f) of the Disclosure Schedule; or any declaration, payment, commitment, or obligation of any kind for the payment by the Company of any bonus (other than standard year-end bonuses consistent with past practices which are described in Section 3.1(f) of the Disclosure Schedule), additional salary or compensation, or retirement, termination or severance benefits to officers, directors or employees;

               (iv) any material amendment or termination of any material contract, lease or license to which the Company is a party or by which it may be bound, other than in the ordinary course of business;

               (v) any disposition, mortgage, pledge, or subjection to any lien, claim, charge, option, or encumbrance of any property or asset of the Company, or any cancellation or compromise of any debt or claim of the Company other than in the ordinary course of business;

               (vi) any labor dispute or threat of a labor dispute or any attempt or threat of an attempt by a labor union to organize the Company's employees;

               (vii) any acquisition by the Company of the assets or capital stock of another business entity;

               (viii)any distribution or disposition of the Company's assets other than in the ordinary course of business;

               (ix) any termination of any permit or license issued to the Company or to any of its employees or agents;

               (x) any statute, order, judgment, writ, injunction, decree, permit, rule or regulation of any court or any governmental or regulatory body adopted or entered or proposed to be adopted or entered which may adversely affect the property or business of the Company;

               (xi) any event or occurrence affecting the Company, its business or its industry which may cause an adverse change affecting the Company's sales, profitability or financial condition or which may otherwise adversely affect the Company; or

               (xii) any dividend or distribution declared, set aside or paid in respect of the Company Common Stock or any repurchase by the Company of shares of Company Common Stock.

          (g)  Litigation.  Except as disclosed in Section 3.1(g) of the
               ----------
     Disclosure Schedule, there is no suit, action or proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any basis for any such suit, action, proceeding or investigation. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries.

          (h)  Labor Matters; Employee Matters.
               -------------------------------

               (i) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of any proceeding asserting that it or any Subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage or other labor dispute involving it or any of its Subsidiaries pending or, to its knowledge, threatened.

               (ii) No employee of the Company has a written or oral agreement (or an assurance pursuant to any employee manual) which would preclude the Company from terminating such employee's employment at any time with no obligation of the Company to make any payment except wages and accrued benefits to the date of termination. The Company has not engaged in any discriminatory hiring or employment practices nor have any employment discrimination complaints been filed against the Company with any state or federal agency. The Company has not been threatened by any former employee with any suit alleging wrongful termination.

               (iii) The Company has delivered to Parent (i) all employment manuals utilized by the Company within the past three (3) years, (ii) copies of any determination letters received by the Company from the Internal Revenue Service or any other governmental authority with respect to any employee benefit plan, (iii) copies of any summary plan descriptions or summaries of material modifications relating to any employee benefit plan (as defined in Section 3(3) of ERISA) that have been prepared or distributed in the past three (3) years, and (iv) any annual reports (Form 5500 series) filed for any employee benefit plan or fringe benefit plan (within the meaning of Code Section 6039D) for plan years ending in June 30, 1997. All such summary plan descriptions, summaries, and annual reports, were true, complete and correct, and complied with all requirements applicable thereto, at the time such documents were distributed or filed. The current summary plan descriptions comply with all applicable requirements and properly describe the current versions of the plans to which they relate.

               (iv) There are no present or former Company employees, directors or independent contractors entitled to (i) pension benefits that are "unfunded" as defined under ERISA or (ii) any pension benefit or welfare benefit to be paid after termination of employment. Except with respect to continuation coverage under group health plans pursuant to Section 4980B of the Code or state law, and except with respect to continuation coverage under group life insurance plans pursuant to state law, no other benefits (whether or not pursuant to any plan or benefit arrangement that is subject to the Employee Retirement Income and Security Act ("ERISA")) whatsoever are payable to any present or former Company employees after termination of employment or to any present or former directors or independent contractors after cessation of service to the Company (including, but not limited to, any post-retirement medical or death benefits, any severance benefits or any disability benefits).

               (v) There are no arrangements or contracts with any director, officer, employee or independent contractor of the Company that require any deferred compensation, retirement or welfare benefits to be paid or provided following termination of services.

               (vi) Each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) of the Company is either funded through insurance or is unfunded for purposes of ERISA. There are no reserves, assets, surplus or prepaid premiums under any such plan, and, the Company is not in default under any such plan, and all such plans are in compliance with all applicable laws (including, but not limited to, ERISA, the Code and the Age Discrimination in Employment Act of 1967).

               (vii) Each of any "employee welfare benefit plan" (as defined above) maintained by the Company, any fiduciary thereof, and the Company is not subject to any liability (other than normal liabilities and expenses associated with maintenance of such plan or arrangement as an ongoing benefit plan or arrangement) under ERISA or the Code or any other applicable law, including without limitation, liability resulting from a partial plan termination.

               (viii) The Company is not subject to any liability (other than normal liabilities and expenses associated with maintenance of such plan or arrangement as an ongoing benefit plan or arrangement) under ERISA or the Code or any other applicable law, including without limitation, liability resulting from a partial plan termination or from prohibited transactions.

               (ix) The Company neither maintains, nor has it ever maintained or ever been obligated to contribute to, (i) a multi-employer plan within the meaning of Section 3(37) of ERISA, or (ii) any employee benefit plan within the meaning of Section 3(3) of ERISA.

               (x) There are and there have been no inquiries, proceedings, claims or suits pending or, to the best knowledge of the Company, threatened by any governmental agency or authority or by any participant or beneficiary against any of the Company's "employee welfare benefit plans" (as defined above) with respect to the operation of such benefit plans.

               (xi) The consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (i) entitle any employee of the Company to severance pay or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of, compensation due to any such employee.

               (xii) The Company has no obligation for (i) any long-term disability benefits to or for any of the Company's employees who become disabled prior to the Closing Date (including any individual who is disabled but has not satisfied any applicable waiting period) and (ii) any life insurance benefits promised, due and/or payable to or for any of the Company's employees who die prior to the Closing Date.

          (i)  Tax Returns and Tax Payments.  The Company and each of its
               ----------------------------
     Subsidiaries has timely filed, with the appropriate authority, (or, as to Subsidiaries, the Company has filed, with the appropriate authority, on its behalf) all Tax Returns (as defined below) required to be filed by it, has paid (or, as to Subsidiaries, the Company has paid on its behalf) all Taxes (as defined below) shown thereon to be due and has provided (or, as to Subsidiaries, the Company has made provision on its behalf of) adequate reserves in the Financial Statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. All Tax Returns were correct as filed. Except as set forth in Section 3.1(i) of the Disclosure Schedule (i) no claim for unpaid Taxes has been asserted by a Tax authority or has become a lien (except for liens not yet due and payable) against the property of the Company or any of its Subsidiaries or is being asserted against the Company or any of its Subsidiaries, (ii) no audit of any Tax Return of the Company or any of its Subsidiaries is being conducted by any government entity, and (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its Subsidiaries and is currently in effect. Neither the Company nor any of its Subsidiaries is or has been a member of any consolidated, combined, unitary or aggregate group for Tax purposes except such a group consisting only of the Company and its Subsidiaries. As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

          (j)  State Antitakeover Laws Not Applicable.  No state takeover
               --------------------------------------
     statute or similar statute or regulation of the State of California applies or purports to apply to this Agreement or the transactions contemplated hereby and no provision of the Articles of Incorporation, Bylaws or other governing instruments of the Company or any of its Subsidiaries or the terms of any rights plan or agreement of the Company would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of the Company and its Subsidiaries that may be acquired or controlled by Parent by virtue of this Agreement or the transactions contemplated hereby or permit any shareholder to acquire securities of the Company or of Parent or any of its Subsidiaries on a basis not available to Parent in the event that Parent were to acquire securities of the Company.

          (k)  Real Estate.  The Company does not own or have title to any
               -----------
     real estate, and has never owned or had title to any real estate. The Company does not lease any real estate other than pursuant to real estate leases listed in Section 3.1(k) of the Disclosure Schedule, true and correct copies of which has been delivered to Parent (the "Leases"), and, other than pursuant to the Leases, has not leased any other real estate during the past five years. Each of the Company and the other party thereto is not in default under the Lease, and there are no facts which, with notice and/or the passage of time, would constitute such a default. All buildings leased by the Company pursuant to the Leases are in good condition, normal wear and tear excepted, and the heating, air conditioning, plumbing and electrical systems of each such building are in good operating order, ordinary wear and tear excepted. The Company has not received notice that said buildings do not comply with municipal, state and federal statutes, ordinances, rules and regulations applicable to the construction of the buildings and their actual use, and the buildings comply with said statutes, ordinances, rules and regulations. No consent is required under the Leases in connection with the Merger

          (l)  Compliance with Laws; Environmental Matters.
               -------------------------------------------

               (i) The Company and its subsidiaries and their operations and assets, including owned or leased real property, are in compliance in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, including Environmental Laws (as defined below).

               (ii) There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligations arising under common law standards relating to environmental protection, human health or safety, or under any local, state, federal, national or supernational environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, "Environmental Laws"), pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, which liability or obligation would have or would reasonably be expected to have a material adverse effect on the Company or any of its Subsidiaries. To the knowledge of the Company or any of its Subsidiaries, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would reasonably be expected to have a material adverse effect on the Company or any of its Subsidiaries. To the knowledge of the Company, during or prior to the period of (i) its or any of its Subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its Subsidiaries' participation in the management of any property, or (iii) its or any of its Subsidiaries' holding of a security interest or other interest in any property, there was no release or threatened release of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to have a material adverse effect on the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligations pursuant to or under any Environmental Law.

               (m)  Leased Tangible Personal Property.  The Company does
                    ---------------------------------
     not lease any personal property other than pursuant to (i) leases in the ordinary course of business which can be terminated on not more than 30 days notice by the Company without payment of any penalty or termination payment, and (ii) leases ("Personal Property Leases") which are listed in
     Section 3.1(m) of the Disclosure Schedule, true and correct copies of which have been delivered to Parent. Each of the Company and the other parties thereto is not in default under any of the Personal Property Leases, and the Company is not aware of any fact which, with notice and/or passage of time, would constitute such a default. No consent is required under the Personal Property Leases in connection with the Merger.

               (n)  Contracts.  Section 3.1(n) of the Disclosure Schedule
                    ---------
     lists, and the Company has previously delivered to Parent, true and complete copies of, all of the following contracts or other obligations to which the Company is a party or by which it is bound:

                    (i) employment agreements and any other contracts or understandings with or loans to any of the Company's shareholders, officers, directors, employees, consultants, salesmen, distributors or sales representatives, including but not limited to any which relate to bonuses or deferred compensation

                    (ii) any employee benefit plan made available by the Company to any of its employees;

                    (iii) any collective bargaining agreement or other agreement with any union;

                    (iv)  any outstanding contracts with customers;

               (v) any deeds of trust, mortgages, conditional sales contracts, security agreements, pledge agreements, trust receipts, or any other agreements or arrangements whereby any assets of the Company are subject to a lien, encumbrance, charge or other restriction;

               (vi) any loan agreements (whether for borrowing or lending), letters of credit or lines of credit;

               (vii) any contracts restricting the Company from doing business in any areas or in any way limiting competition and any contracts which limit, restrict or transfer rights to any technology utilized or developed by the Company or which establish rights of a supplier or customer to a particular product marketed or being developed by the Company; for each such contract, Section 3.1(n) of the Disclosure Schedule briefly describes the restrictions or limitations contained in the contract;

               (viii) any construction contracts, or contracts for the purchase of equipment, and any contracts calling for aggregate payments by the Company in excess of $5,000.00 and which are not terminable without cost or liability on notice of 90 days or less;

               (ix) any joint venture, partnership or limited partnership agreement involving the Company;

               (x) any indemnification by the Company and any guarantees by the Company of the obligations of any other party except those resulting from the endorsement of customer checks deposited by the Company for collection;

               (xi) any license or franchise agreement, either as licensor or licensee or franchisor or franchisee, including any such agreements relating to intangible property, and any distributorship, dealership, or sales agency agreement.

               (xii)   any insurance policies or contracts;

               (xiii) any other contracts which may have material impact on the Company's results of operations or financial condition; and

               (xiv) Any commitments to enter into any of the types of contracts and obligations referred to in this Section 3.1(n).

          Except as set forth in Section 3.1(n) of the Disclosure Schedule, the Company has not received notice of any default under any such contracts, obligations or commitments, the Company is not in default under any such contracts, obligations or commitments, there are no facts which, with notice and/or the passage of time, would constitute such a default, and no other party thereto is in default. All such contracts are enforceable by the Company in accordance with their terms. No consent is required under the contracts, obligations and commitments referred to in this Section 3.1(n) in connection with the Merger.

          None of the Company's purchase commitments is in excess of the normal, ordinary, and usual requirements of the Company's business or was made at any price substantially in excess of then-current market price, or contains terms and conditions significantly more onerous than those which are usual and customary in the Company's industry.

          Schedule 3.1(n) of the Disclosure Schedule lists, and the Company has previously delivered to Parent true and complete copies of all outstanding bids, proposals to perform services for customers, or unfilled orders quoting prices.

          The Company is not a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment, or undertaking which is materially adverse, materially onerous, or materially harmful to any aspect of the Company's business.

          (o) Assets. The equipment, furniture, computers, and other tangible
              ------
personal property owned, leased or used by the Company in its business is in good condition, normal wear and tear excepted, and is in good operating order.
Section 3.1(o) of the Disclosure Schedule lists all furniture, equipment, and other tangible personal property of the Company (other than inventory and supplies) having an original cost of $5,000.00 or more. Section 3.1(o) of the Disclosure Schedule also lists all equipment, furniture, computers and other tangible personal property which (i) is used by the Company or which is located on the Company's premises and (ii) which is not owned by the Company, except for items leased under the Personal Property Leases and except for normal personal property of employees. Except for sales of inventory in the ordinary course of business, since the date of the most recent balance sheet contained in the Financial Statements no tangible assets (whatever their original cost) have been transferred from the Company, whether by sale, dividend or otherwise.

          (p) Intellectual Property . Each of the Company and its Subsidiaries
              ---------------------
owns or has a license to use all of the copyrights, patents, trademarks, service marks, service names, trade names, applications therefore, technology rights and licenses, computer software (including any source or object codes therefore or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights (collectively, the "Intellectual Property") which is used by them in their respective businesses. All software used in the Company's business and sold by the Company is year 2000 compliant. Each of the Company and its Subsidiaries is the owner of or has a license to any Intellectual Property sold or licensed to a third party in connection with their business operations, and have the right to convey by sale or license any Intellectual Property so conveyed. Neither the Company nor any of its Subsidiaries is in default under any of their Intellectual Property licenses. No proceedings have been instituted or are pending, or to the knowledge of the Company has any person claimed or alleged any rights to such Intellectual Property. Except as set forth in Schedule 3.1(p) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is obligated to any recurring royalties to any person with respect to any such Intellectual Property. No officer, director, or employee of the Company or any of its Subsidiaries is a party to a contract or agreement which requires such officer, director or employee to assign any interest in any Intellectual Property to the Company or any of its Subsidiaries and to keep confidential any trade secrets, proprietary data, customer information, or other business information of the Company or any of its Subsidiaries and to the knowledge of the Company no such officer, director or employee is a party to a contract or agreement which requires such officer, director or employee to assign any interest in any Intellectual Property to any person other than the Company or any of its subsidiaries or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any person other than the Company or any of its Subsidiaries. Except as set forth in Section 3.1(p) of the Disclosure Schedule, no officer or director of the Company or any of its Subsidiaries, or to the knowledge of the Company, other employee of the Company or any of its Subsidiaries, is a party to any contract or agreement which restricts or prohibits such officer, director or employee from engaging in activities competitive with any person.

          (q)  Accounts Receivable.  All accounts receivable of the
               -------------------
     Company reflected in the most recent balance sheets contained in the Financial Statements originated in the ordinary course of its business, are valid, and to the knowledge of the Company are fully collectible and not subject to any defense, counterclaim or setoff, except and only to the extent of the reserve against accounts receivable shown on such balance sheet.

          (r)  Properties.  Each of the Company and its Subsidiaries (i) has
               ----------
     good, clear and marketable title to all the properties and assets reflected in the latest balance sheet of the Company contained in the Financial Statements as being owned by the Company or one of its Subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (a) all Liens except statutory liens securing payments not yet due and (b) all real property mortgages and deeds of trust and (ii) is the lessee of all leasehold estates reflected in the latest financial statements or acquired after the date thereof and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Company's knowledge, the lessor.

          (s) Transactions with Directors, Officers, Employees and Affiliates .
              ---------------------------------------------------------------
     There have been no transactions since December 31, 1997 between the Company and any director, officer, employee or affiliate of the Company, except on an arm's length basis in accordance with normal business practices. Since June 30, 1997 none of the officers, directors, employees or affiliates of the Company, or any member of the immediate family of any such persons, has been a director of officer of, or has had a material interest in, any firm, corporation, association or business enterprise which during such period has been a material supplier, customer or sales agent of the Company or has competed to a material extent with the Company.

          (t)  Insurance. The Company has not received any notice of
               ---------
     cancellation with respect to any insurance policy of the Company. All premiums due under any such insurance policy have been paid in full. The Company has timely filed all claims or timely notified insurance carriers of events or circumstances giving rise to any claims under such policies.

          (u)  Brokers.  Except for the fee payable to National
               -------
     Securities Corporation ("National") pursuant to that certain letter agreement dated December 2, 1997, between the Company and National, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          (v)  Asset Sales; Merger.  The Company has not, except for
               -------------------
     sales of inventory in the ordinary course of business, sold, transferred or distributed any significant portion of its assets during the two-year period preceding the date hereof nor has the Company taken any other action which would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

          (w)  Pooling of Interests.  To the Company's knowledge,
               --------------------
     based on consultation with KPMG Peat Marwick LLP, its independent auditors, neither the Company nor any of its officers, directors or stockholders has taken any action which would preclude Parent's ability to account for the Merger as a pooling of interests.

          (x)  Full Disclosure.  No representation or warranty made
               ---------------
     by the Company under or in connection with this Agreement, no certification furnished or to be furnished to Parent pursuant to this Agreement, and no agreements, instruments or documents delivered by the Company to Parent or its counsel hereunder, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          (y) Board Recommendation.    The Board of Directors of the
              --------------------
     Company, pursuant to an action in writing, has by unanimous action of all directors then in office (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the stockholders of the Company, and (ii) resolved to recommend that the holders of the shares of Company Stock approve this Agreement and the transactions contemplated herein, including the Merger.

          (z) Required Company Vote.    The Company Stockholder
              ---------------------
     Approval which has been obtained prior to the signing of this Agreement, being the affirmative vote of a majority of the outstanding shares of the Company Common Stock, is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby. Prior to the signing of this Agreement, registered holders of more than 50% of the Company Common Stock entitled to vote on the Merger have given Parent irrevocable proxies granting Parent the right to vote their shares of Company Common Stock at any meeting called to consider the Merger, for the approval of this Agreement, the Merger and all transactions contemplated herein.

              (aa)  Information Supplied.    None of the information
                    --------------------
     supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the proxy statement to be filed with the SEC by Parent in connection with the Parent stockholder approval of the Merger (the "Proxy Statement") will, at the time the Proxy Statement is filed with the SEC, and at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein regarding the Company not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference therein.

     3.2  Representations and Warranties of Parent.  Parent represents
          ----------------------------------------
and warrants to the Company as follows:

          (a)  Organization, Standing and Corporate Power.  Each of Parent and
               ------------------------------------------
     Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to Parent.

          (b)  Subsidiaries.  The only direct or indirect subsidiary of Parent
               ------------
     is Sub. All the outstanding shares of capital stock of Sub have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by Parent free and clear of all Liens.

          (c)  Capital Structure.  The authorized capital stock of Parent
               -----------------
     consists of 10,000,000 shares of Parent Stock and 5,000,000 shares of preferred stock, with such par value as the board of directors of Parent may designate. As of the date of this Agreement: (i) 3,351,616 shares of Parent Common Stock, and 267,500 shares of Parent 10% Preferred Stock (which at a future date, may be convertible into Parent Common Stock) are issued and outstanding or are reserved for issuance pursuant to signed Subscription Agreements; (ii) 1,800,000 shares of Parent Common Stock are reserved for issuance upon exercise of authorized but unissued options under Parent's 1995 Stock Option Plan; (iv) 1,326,567 shares of Parent Common Stock are issuable upon exercise of outstanding options under Parent's 1995 Stock Option Plan; and (v) 1,004,000 shares of Parent Common Stock are issuable upon exercise of issued and outstanding common stock purchase warrants. Except as set forth above, no shares of capital stock or other equity securities of Parent are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares of Parent Stock which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All shares of Parent Stock issued pursuant to this Agreement will, when so issued, be registered or exempt from registration under any applicable federal or state securities laws. Other than the 10% Preferred Stock, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote on any matters on which stockholders of Parent may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, or rights obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, or right. The authorized capital stock of Sub consists of 10,000 shares of common stock, par value $.01 per share.

          (d)  Authority; Noncontravention.  Parent and Sub have all requisite
               ---------------------------
     corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate action on the part of the Company or Sub is necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Sub of the transactions contemplated hereby. However, the approval of the transactions contemplated in this Agreement of the shareholders of Parent, which has not been obtained as of the date of this Agreement, is required under applicable rules of The Nasdaq Stock Market, Inc. for Parent's Common Stock to continue to be listed on the Nasdaq Small Cap Market. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of each of Parent and Sub, enforceable against such party in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not (a) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of either Parent or Sub, or (b) conflict with, or result in any breach or violation of, or constitute a default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration under (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Sub or their respective properties or assets or (ii) any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Parent or Sub or their respective properties or assets, or (c) result in the creation of any Lien upon any of the properties or assets of Parent or Sub, other than, in the case of clauses (b) and (c), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not have a material adverse effect with respect to Parent or could not prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or Sub or in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of such reports under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") as may be required in connection with this Agreement and the transactions contemplated hereby,
     (ii) the filing of the Articles of Merger with the Secretaries of State of the State of California and the State of Minnesota and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" or "blue sky" laws of various states.

          (e)  SEC Documents; Undisclosed Liabilities.  Parent has filed all
               --------------------------------------
     required reports, schedules, forms, statements and other documents with the SEC since May 23, 1996 (collectively, and in each case, including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents (including any and all financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent as of the dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Since December 31, 1997, neither Parent nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (i) as and to the extent set forth on the balance sheet of Parent as of December 31, 1997 (including the notes thereto), (ii) the placement of up to $2,675,000 stated amount of Parent's 10% Preferred Stock, (iii) as incurred in connection with the transactions contemplated by this Agreement, (iv) as incurred after December 31, 1997 in the ordinary course of business and consistent with past practice, (v) as described in the SEC Documents filed since September 30, 1997 (the "Recent Parent SEC Documents"), or (vi) as would not, individually or in the aggregate, have a material adverse effect with respect to Parent.

          (f)  Absence of Certain Changes or Events.  Except as disclosed in
               ------------------------------------
     this Agreement, the Recent Parent SEC Documents and the unaudited balance sheet of Parent as of December 31, 1997 (including the notes thereto), since December 31, 1997, Parent has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been (i) any material adverse change with respect to Parent; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Parent; or (iii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement.

          (g)  Litigation. There is no suit, action or proceeding or
               ----------
     investigation pending or, to the knowledge of Parent, threatened against or affecting Parent or Sub or any basis for any such suit, action, proceeding or investigation. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or Sub.

          (h)  Tax Returns and Tax Payments.  Parent has timely filed, with
               ----------------------------
     the appropriate authority, all tax returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in the Financial Statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. All Tax Returns were correct as filed. Further, (i) no claim for unpaid Taxes has been asserted by a Tax authority or has become a lien (except for liens not yet due and payable) against the property of Parent or is being asserted against Parent, (ii) no audit of any Tax Return of Parent is being conducted by any Government Entity, and (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by Parent and is currently in effect. Parent has not been a member of any consolidated, combined, unitary or aggregate group for Tax purposes.

          (i)  Compliance with Laws; Environmental Matters.
               -------------------------------------------

               (i) Parent and its operations and assets, including owned or leased real property, are in compliance in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, including Environmental Laws.

               (ii) There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on Parent of any liability or obligations arising under common law standards relating to environmental protection, human health or safety, or under any local, state, federal, national or supernational environmental statute, regulation or ordinance, including the Environmental Laws, pending or, to the knowledge of Parent, threatened, against Parent, which liability or obligation would have or would reasonably be expected to have a material adverse effect on Parent. To the knowledge of the Parent, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would reasonably be expected to have a material adverse effect on Parent. To the knowledge of Parent, during or prior to the period of (i) its ownership or operation of any of its current properties, (ii) its participation in the management of any property, or (iii) its holding of a security interest or other interest in any property, there was no release or threatened release of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to have a material adverse effect on Parent. Parent is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligations pursuant to or under any Environmental Law.

          (j) Intellectual Property. Parent owns or has a license to use all of
              ---------------------
     the copyrights, patents, trademarks, service marks, service names, trade names, applications therefore, technology rights and licenses, computer software (including any source or object codes therefore or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights (collectively, the "Intellectual Property") which is used in its business. All software used in Parent's business and sold by Parent is year 2000 compliant. Parent is the owner of or has a license to any Intellectual Property sold or licensed to a third party in connection with its business operations, and has the right to convey by sale or license any Intellectual Property so conveyed. Parent is not in default under any of its Intellectual Property licenses. No proceedings have been instituted or are pending, or to the knowledge of Parent has any person claimed or alleged any rights to such Intellectual Property. Parent is not obligated to any recurring royalties to any person with respect to any such Intellectual Property. No officer, director, or employee of Parent is a party to a contract or agreement which requires such officer, director or employee to assign any interest in any Intellectual Property to Parent and to keep confidential any trade secrets, proprietary data, customer information, or other business information of Parent and to the knowledge of Parent no such officer, director or employee is a party to a contract or agreement which requires such officer, director or employee to assign any interest in any Intellectual Property to any person other than Parent or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any person other than Parent. No officer or director of Parent, or to the knowledge of Parent, other employee of Parent, is a party to any contract or agreement which restricts or prohibits such officer, director or employee from engaging in activities competitive with any person.

          (k)  Properties.  Parent (i) has good, clear and marketable title to
               ----------
     all the properties and assets reflected in the latest balance sheet of Parent contained in the Financial Statements as being owned by Parent or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (a) all Liens except statutory liens securing payments not yet due and (b) all real property mortgages and deeds of trust and (ii) is the lessee of all leasehold estates reflected in the latest financial statements or acquired after the date thereof and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to Parent's knowledge, the lessor.

          (l)  Interim Operations of Sub.  Sub was formed on March 4, 1998,
               -------------------------
     solely for the purposes of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (m)  Brokers.  No broker, investment banker, financial advisor or
               -------
     other person is entitled to or may be paid any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                                   ARTICLE 4

                             COVENANTS RELATING TO
                      CONDUCT OF BUSINESS PRIOR TO MERGER

     4.1  Conduct of Business of the Company.  From the date of this
          ----------------------------------
Agreement to the Effective Time (except as otherwise specifically required by the terms of this Agreement), the Company shall, and shall cause its Subsidiaries to, act and carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use its best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, franchisees, licensors, licensees, advertisers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), or contractual obligation valued or measured by the value or market price of Company Common Stock (other than the issuance of Company Common Stock upon the exercise or conversion of stock options, warrants or convertible securities or pursuant to antidilution provisions of securities outstanding on the date of this Agreement and in accordance with their present terms, such issuance, together with the acquisitions of shares of Company Common Stock permitted under clause (a) above, being referred to herein as "Permitted Changes");

          (c) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

          (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof;

          (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets except in the ordinary course of business consistent with past practice;

          (f) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt Securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned Subsidiary of the Company;

          (g) acquire or agree to acquire any assets or make or agree to make any capital expenditures except in the ordinary course of business consistent with past practice;

          (h) pay, discharge or satisfy any claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, (ii) liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Company set forth in Section 3.1(e) of the Disclosure Schedule, or waive, release, grant, or transfer any rights of value or modify or change in any respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

          (i) adopt or amend in any respect (except as may be required by law or by this Agreement) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee or, other than increases for individuals (other than officers and directors) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, employee or former director or employee; pay any benefit not required by any existing plan, arrangement or agreement, grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof, other than any such increase or acceleration provided for under such policies as in effect on the date of this Agreement;

          (j) change any material accounting principle used by it, except for such changes as may be required to be implemented following the date of this Agreement pursuant to generally accepted accounting principles or rules and regulations of the SEC;

          (k) take any action that would, or is reasonably likely to, result in any of its representations and warranties in this Agreement becoming untrue, or result in any of the conditions to the Merger set forth in
     Article 6 not being satisfied;

          (l) except in the ordinary course of business and consistent with past practice, make any tax election or settle or compromise any federal, state, local or foreign income tax liability;

          (m) do anything which would preclude the Company from being a party to a pooling of interests transaction; and

          (n) authorize any of, or commit or agree to take any of, the foregoing actions.

                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS

          5.1  Preparation of Proxy Statement; Stockholder Meeting.
               ---------------------------------------------------

               (a) Promptly following the date of this Agreement, Parent shall prepare and file with the SEC a Proxy Statement which will be used by Parent to solicit approval of its stockholders of this Agreement, the Merger and the other transactions contemplated herein. Each of the Company and Parent shall use its reasonable best efforts to cause the Proxy Statement to be filed with the SEC as promptly as practicable and to have the Proxy Statement finalized as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock as may be reasonably requested in connection with any such action.

               (b) Parent will, as promptly as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholder Meeting") for the purpose of approving this Agreement, the Merger and the transactions contemplated herein. Parent will, through its Board of Directors, recommend to its stockholders approval of the foregoing matters. Parent will use its reasonable efforts to hold such meeting as soon as practicable after the date hereof.

          5.2  Letter of the Company's Accountants.  '  The Company shall use
               -----------------------------------
its best efforts to cause to be delivered to Parent a letter of KPMG Peat Marwick LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Proxy Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements.

          5.3  Parent Access to Information  .
               ----------------------------

               (a) The Company shall, and shall cause its Subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to Parent and its representatives reasonable access during normal business hours during the period prior to the Effective Time to its properties, books, contracts, commitments, personnel and records and, during such period, shall, and shall cause its Subsidiaries, officers, employees and representatives to, furnish promptly to Parent information concerning its business, properties, financial condition, operations and personnel as Parent may from time to time reasonably request. No investigation pursuant to this Section 5.3 shall affect any representations or warranties of the Company herein or the conditions to the obligations of the parties hereto.

          (b) The Company shall report on operational matters and promptly advise Parent orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on the Company and its Subsidiaries taken as a whole.

     5.4  Registration of Parent Stock.  Within one hundred twenty (120) days
          ----------------------------
after the Closing Date, Parent shall prepare and file a registration statement (including a prospectus, pre- and post-effective amendments, and all exhibits thereto) (the "Registration Statement"), covering the Parent Stock issued to the shareholders of the Company in accordance with Section 2.3 of this Agreement and any Parent Common Stock issuable upon exercise or conversion of the Prior Securities converted into similar securities of Parent in accordance with
Section 2.2 of this Agreement with the Securities and Exchange Commission (the "SEC") and use its best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the "Securities Act"), as promptly as practicable after its filing. The Registration Statement shall be on form SB-2, Form S-1, Form S-3 or such other form as is appropriate in order to register such Parent Stock with the SEC pursuant to section 5 of the Securities Act. Parent shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as possible following the filing thereof and shall use its best efforts to maintain the Registration Statement continually effective under the Securities Act for a period of two (2) years after the date on which the Registration Statement is declared effective by the SEC. No person may participate in any such registration unless such person (i) agrees to execute, if so requested by Cohig & Associates, Inc., National Securities Corporation or other underwriter of Parent's securities, a lockup agreement pursuant to which such person agrees not to offer, sell, contract to sell, pledge, hypothecate, or otherwise dispose of any shares of Parent Stock (or securities convertible into or exchangeable for Parent Stock ) beneficially owned or otherwise held by such person on the date of such agreement or acquired on or prior to the effectiveness of the Registration Statement for a period not to exceed eight months from the date of such agreement and (ii) completes and executes all questionnaires, powers of attorney, indemnities and other documents required under the terms of any such registration.

     5.5  Board of Directors.  Parent shall use its best efforts to cause two
          ------------------
persons selected by the Company and reasonably acceptable to Parent to be nominated to and elected to serve on Parent's Board of Directors at Parent's 1998 Annual Meeting of Shareholders.

     5.6  Best Efforts.  Each of the parties agrees to use its best efforts to
          ------------
take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. Parent, Sub and the Company will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained under any applicable law or regulation or from any governmental authorities or third parties in connection with the transactions contemplated by this Agreement and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, waivers, permits or authorizations.

     5.7  Expenses.  Whether or not the Merger is consummated, all costs and
          --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     5.8  Public Announcements.  Parent and Sub, on the one hand, and the
          --------------------
Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or The Nasdaq Stock Market, Inc. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

     5.9  Takeover Statutes.  If any "fair price," "moratorium," "control share
          -----------------
acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     5.10 Certain Agreements.  Neither the Company nor any Subsidiary of the
          ------------------
Company will waive or fail to enforce any provision of any confidentiality or standstill or similar agreement to which it is a party without the prior written consent of Parent.

                                   ARTICLE 6

                             CONDITIONS PRECEDENT

     6.1  Conditions to Each Party's Obligation to Effect the Merger.  The
          ----------------------------------------------------------
respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  No Injunctions or Restraints.  No temporary restraining order,
               ----------------------------
     preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that
                                                        --------  -------
     the parties hereto shall use their best efforts to have any such injunction, order, restraint or prohibition vacated.

          (b)  Nasdaq Governance Requirements.  The issuance of Parent Stock
               ------------------------------
     pursuant to the Merger shall satisfy all applicable requirements of The Nasdaq Stock Market, Inc. for Parent's Common Stock to be listed on the Nasdaq Small Cap Market.

          (c)  Compliance with Federal and State Securities Laws.  The issuance
               -------------------------------------------------
     of Parent's securities to the holders of the Company Common Stock and Prior Securities shall be exempt from the registration requirements of the Securities Act, and applicable state blue sky laws.

     6.2  Conditions to Obligation of Parent and Sub.  The obligations of Parent
          ------------------------------------------
and Sub to effect the Merger are further subject to the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of the Company set forth in this Agreement shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing

     Date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

          (b)  Performance of Obligations of the Company.  The Company shall
               -----------------------------------------
     have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to the Company or adversely affect the ability of the Company to consummate the transactions herein contemplated or perform its obligations hereunder), and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

          (c)  Consents, etc.  Parent shall have received evidence, in form and
               -------------
     substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to Parent or the Company or the failure of which to have been received would not (as compared to the situation in which such license, permit, consent, approval, authorization, qualification or order had been obtained) materially dilute the aggregate benefits to Parent of the Merger.

          (d)  Affiliate Letters.  Parent shall have received the agreements
               -----------------
     from each of the officers and directors of the Company and Parent and from each of the beneficial owners of 5% or more of the outstanding shares of Company Common Stock and Parent Common Stock, pursuant to which they shall have agreed to not take any action which adversely affect the appropriateness of pooling of interests accounting for the Merger. The agreements shall be in substantially the form of Exhibit 6.2(d) hereto.

          (e)  Opinion of Counsel to the Company.  Parent shall have received,
               ---------------------------------
     on and as of the Closing Date, an opinion of Pollet & Woodbury, counsel to the Company, in usual and customary form reasonably acceptable to Parent, to the effect that (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, (ii) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action, (iii) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions), and (iv) the execution and delivery of this Agreement does not, and the consummation by the Company of the transactions contemplated hereby will not, (a) violate the Articles of Incorporation or Bylaws of the Company, or (b) to the best knowledge of such counsel based upon due inquiry of the Company, conflict with, or result in any breach or violation of, or constitute a default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration under (i) any loan or credit agreement, note, bond, mortgage indenture, lease or other agreement, instrument, permit, concession, franchise, or license applicable to the Company of any of its Subsidiaries or their respective properties and assets, or (ii) any judgment, order, decree, statute, law, rule, ordinance, regulation or arbitration award applicable to the Company or any of its Subsidiaries or their respective properties or assets, or

     (iii) result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries.

          (f)  Opinion of Accountants.  Parent shall have received a letter from
               ----------------------
     Arthur Andersen LLP regarding such firm's concurrence with Parent management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with this Agreement. In addition, the Company's accountants shall have provided a letter, satisfactory in form and substance to Parent, regarding the appropriateness of pooling of interests accounting for a transaction involving the Company.

          (g)  CompuLearning Systems, Inc.  The Company shall have completed the
               --------------------------
     acquisition of CompuLearning Systems, Inc., the owner and operator of the Electronic University Network, and shall have completed payment in full for the purchase price thereof.

          (h)  Total Liabilities.  The total liabilities of the Company and its
               -----------------
     consolidated Subsidiaries shall not exceed $915,000 as of the Closing Date plus the amount of any indebtedness incurred by the Company following the execution of this Agreement which Parent has previously approved, it being understood that the Company expects to require up to $300,000 of additional funding to sustain its operations prior to the Closing Date.

          (i)  Dissenter's Rights.  At least 95% of the shareholders of the
               ------------------
     Company shall have waived any dissenter's rights they may have with respect to the Merger pursuant to the CGCL.

          (j)  Undertakings of Company Securities Holders.  All of the
               ------------------------------------------
     shareholders of the Company and the holders of the Company's other securities shall have completed, executed and delivered to Parent the Securities Holder Agreement and Undertakings in substantially the form of
     Exhibit 6.2(j) hereto.

          (k)  Noncompete Agreements.  Andre Durand, Steven Eskow and Sarah
               ---------------------
     Blackmum, executive officers of the Company shall have entered into noncompete agreements with Parent in substantially the form of Exhibit 6.2(k) hereto.

          (l)  Releases, Termination of Agreements.  Parent shall have received
               -----------------------------------
     such releases, undertakings or agreements as it shall reasonably require to evidence that neither the Company nor any of its affiliates have any ongoing obligations or commitments with respect to Durand Brazil or any of its officers, directors, shareholders, affiliates or related companies, other than the Company's commitments pursuant to the exclusive CommunityWare(R) license for Brazil, a copy of which is included as Exhibit 6.2(l) hereto. In addition, Parent shall have received such evidence as it may reasonably require to demonstrate that the Company's agreements with Spencer Trask Securities and AJ Capital have been terminated and are of no further force and effect.

     6.3  Conditions to Obligation of the Company.  The obligation of the
          ---------------------------------------
Company to effect the Merger is further subject to the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of Parent and Sub set forth in this Agreement shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date;

     provided, however, that between the date of this Agreement and the Closing Date, Parent may have issued or agreed to issue additional securities of Parent in connection with one or more private or public offerings of its securities or incurred or agreed to incur additional indebtedness in order to raise additional working capital. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer of Parent to such effect.

          (b)  Performance of Obligations of Parent and Sub  .  Parent and Sub
               --------------------------------------------
     shall have performed the obligations required to be performed by them under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to Parent or adversely affect the ability of Parent to consummate the transactions herein contemplated or perform its obligations hereunder), and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer of Parent to such effect.

          (c)  Opinion of Counsel to Parent  .  The Company shall have received,
               ----------------------------
     on and as of the Closing Date, an opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A., counsel to Parent, in usual and customary form reasonably acceptable to the Company, to the effect that (i) Parent and Sub are corporations duly incorporated, validly existing and in good standing under the laws of the state of their incorporation, (ii) the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action, (iii) this Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of each of Parent and Sub, enforceable in accordance with its terms (subject to customary exceptions), and (iv) the execution and delivery of this Agreement does not, and the consummation by Parent and Sub of the transactions contemplated hereby will not violate the Articles of Incorporation or Bylaws of Parent or Sub.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

     7.1  Termination.  This Agreement may be terminated and abandoned at any
          -----------
time prior to the Effective Time of the Merger:

          (a) by mutual written consent of Parent and the Company; or

          (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

          (c) by Parent if the Merger shall not have been consummated on or before July 31, 1998; or

          (d) by Parent if the Company shall have withdrawn, modified or amended in any respect adverse to Parent or Sub its approval or recommendation of this Agreement or the Merger; or

          (e) by Parent, if the Company fails to perform any of its material obligations under this Agreement; or

          (f) by the Company, if Parent or Sub fails to perform any of their respective material obligations under this Agreement; or

          (g) by Parent if the Merger cannot be accounted for as a pooling of interests.

     7.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than pursuant to the provisions of
Section 5.7 and this Section 7.2. Nothing contained in this Section 7.2 shall, however, relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement prior to any such termination.

     7.3  Amendment.  This Agreement may be amended by the parties at any time
          ---------
before or after required approval of the Merger by the stockholders of the Company; provided, however, that after such approval, there shall be made no
         --------  -------
amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     7.4  Extension; Waiver.  At any time prior to the Effective Time, the
          -----------------
parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE 8

                              GENERAL PROVISIONS

     8.1  Survival of Representations and Warranties.  The respective
          ------------------------------------------
representations and warranties of each of the parties to this Agreement shall not be deemed to be waived or otherwise affected by any investigation made by the other parties to this Agreement. The representations of Parent, Sub, and the Company contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

     8.2  Further Assurances.  From time to time, on and after the Effective
          ------------------
Time, as and when requested by Parent or its successors or assigns, the proper officers and directors of the Company immediately before the Effective Time, or other proper officers or directors, shall, at Parent's expense, and for and on behalf and in the name of the Company, or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments and shall take or cause to be taken such further or other reasonable actions as Parent or its successors or assigns may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Corporation title to and possession of all the properties, rights, privileges, powers, franchises and immunities of the Company and otherwise to reasonably carry out fully the provisions and purposes of this Agreement.

     8.3  Notices.  All notices, requests, claims, demands and other
          -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Sub, to:

               Online System Services, Inc.
               1800 Glenarm Place, Suite 800
               Denver, Colorado 80202
               Attention:  Chairman of the Board

               with a copy to:

               Gray, Plant, Mooty, Mooty & Bennett, P.A.
               33 South Sixth Street, Suite 3400
               Minneapolis, Minnesota 55402
               Attention:  Lindley S. Branson

          (b)  if to the Company, to:

               Durand Communications, Inc.
               147 Castilian Drive
               Santa Barbara, California 93117
               Attention:  President

               with a copy to:

               Pollet & Woodbury, a law corporation
               10900 Wilshire Boulevard, Suite 500
               Los Angeles, California 90024
               Attention:  John M. Woodbury, Jr.

     8.4  Definitions.  For purposes of this Agreement:
          -----------

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole; provided, however, that, (i) a
                                            --------  -------
     decline in general economic conditions affecting the Company or Parent shall not be deemed to be a "material adverse change" or to have a "material adverse effect" with respect to either such party or its subsidiaries;

          (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

          (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interest of which) is owned directly or indirectly by such first person.

     8.5  Interpretation.  A reference made in this Agreement to a Section,
          --------------
Exhibit or Schedule, shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     8.6  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     8.7  Entire Agreement; No Third-party Beneficiaries.  This Agreement
          ----------------------------------------------
constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

     8.8  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of Colorado regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.9  Assignment.  Neither this Agreement nor any of the rights, interests
          ----------
or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     8.10 Enforcement.  The parties agree that irreparable damage would occur in
          -----------
the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Colorado or of the United States located in the State of Colorado in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and each party agrees (a) it will not attempt to deny or defeat personal jurisdiction or venue in any such court by motion or other request for leave from any such court and (b) it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than any such court.

     8.11 Severability.  Whenever possible, each provision or portion of any
          ------------
provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic and legal substance of the transactions contemplated hereby are not affected in a manner materially adverse to any party hereto.

     IN WITNESS WHEREOF, Parent, Sub, and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              ONLINE SYSTEM SERVICES, INC.


                              By: /s/ R. Steven Adams
                                 -----------------------------------------------
                                 R. Steven Adams
                                 Its Chairman of the Board and Chief Executive
                                     Officer


                              DURAND ACQUISITION CORPORATION


                              By: /s/ R. Steven Adams
                                 -----------------------------------------------
                                 R. Steven Adams
                                 Its President


                              DURAND COMMUNICATIONS, INC.


                              By: /s/ Andre Durand
                                 -----------------------------------------------
                                 Andre Durand
                                 Its President

                                                                  Exhibit 3.1(z)

                            SHAREHOLDERS' AGREEMENT

     This SHAREHOLDERS' AGREEMENT (the "Agreement") is entered into as of ________________, 1998, by and between ONLINE SYSTEM SERVICES, INC., a Colorado corporation ("Parent"), and each of the persons whose signature appears on the signature page hereto (each a "Shareholder" and collectively, the "Shareholders").

                                    RECITALS

     A. Concurrently with the execution and delivery of this Agreement, Parent, Durand Communications, Inc., a California corporation (the "Company"), and Durand Acquisition Corporation, a Minnesota corporation ("Sub"), are executing and delivering to each other that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which Sub will merge with and into the Company (the "Merger") and each share of common stock of the Company will be automatically converted into shares of common stock of Parent, all pursuant to the terms and conditions of the Merger Agreement.

     B. After considering the best interests of the Company and its shareholders, reviewing the Merger Agreement, and weighing the possibilities of acquisition proposals from parties other than Parent, each of the Shareholders has determined that an acquisition of the Company by Parent is in the best interests of the Company.

     C. Parent is willing to execute and deliver the Merger Agreement only if each of the Shareholders executes and delivers this Agreement and only in reliance upon the agreements, representations, and warranties of each of the Shareholders contained in this Agreement, and each of the Shareholders is willing to execute and deliver this Agreement in order to induce Parent to execute and deliver the Merger Agreement.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the above recitals and the promises set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Representations and Warranties of the Shareholders.  Each Shareholder
          --------------------------------------------------
hereby severally represents and warrants to Parent as follows:

          1.1  Authority; No Violation.  Such Shareholder has all necessary
               -----------------------
     power and authority to enter into and perform all of such Shareholder's obligations hereunder. The execution and delivery of this Agreement by such Shareholder and consummation by such Shareholder of the transactions contemplated hereby will not violate, conflict with, or constitute a default under any contract, commitment, restriction, arrangement, or other agreement to which such Shareholder is a party or by which such Shareholder is bound, including any proxy, proxy agreement, voting agreement, voting trust, shareholders' agreement, or trust agreement. There is no other person, including any beneficiary of or other holder of an interest under any trust of which such Shareholder is a trustee, whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder (and such Shareholder's spouse if such spouse's signature is required under applicable law in order to convey to Parent the full benefit of this Agreement), and constitutes a valid and binding agreement of such Shareholder (and such spouse if applicable), enforceable against such Shareholder (and such spouse) in accordance with its terms.

          1.2  Ownership of Shares.  Such Shareholder is the beneficial owner or
               -------------------
     record holder of the number of shares of Company Common Stock indicated under such Shareholder's name on the signature page hereto (the "Existing Shares", and together with any shares of the Company Common Stock acquired by Shareholder after the date hereof, the "Shares") and, as of the date hereof, the Existing Shares constitute all of the shares of Company Common Stock owned beneficially or of record by such Shareholder. With respect to the Existing Shares, such Shareholder has sole voting power, sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power to dispose, sole power to demand a dissenting shareholder's appraisal rights and sole power to engage in the actions set forth in Section 2 hereof, with no restriction on the voting rights, rights of disposition or otherwise, subject to applicable federal or state securities laws restricting "affiliates" of the Company.

     2.   Voting Agreement, Proxy, and Other Agreements.
          ---------------------------------------------

          2.1  Agreement to Vote for Merger.  Each Shareholder hereby severally
               ----------------------------
     and irrevocably agrees to vote all of the Shares as follows: (i) in favor of the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement; (ii) in favor of any other matter necessary to the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (iii) against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger or the other transactions contemplated by the Merger Agreement. Such Shareholder will not enter into any agreement or understanding prior to the Termination Date (as defined below) to vote after the Termination Date in any manner inconsistent with clauses (i), (ii), or (iii) of the preceding sentence.

          2.2  Irrevocable Proxy.  Each Shareholder hereby severally grants to,
               -----------------
     and appoints, Parent and R. Steven Adams, President of Parent, Robert M. Geller, Secretary of Parent, and Thomas S. Plunkett, Chief Financial Officer of Parent, in their respective capacities as officers of Parent, and any individual who shall succeed to such office of Parent, and any other designee of Parent, and each of them, such Shareholder's proxy and attorney-in-fact (with full power of substitution and resubstitution), to vote the Shares as stated in clauses (i), (ii), and (iii) of Section 2.1. This proxy is, and such Shareholder intends this proxy to be, irrevocable and coupled with an interest. This proxy will expire at the close of business on the Termination Date. Such Shareholder will take any and all further actions and will execute and deliver any and all further instruments (including a proxy separate from this Agreement) as may be necessary or desirable, in Parent's sole determination, to effectuate the intent of this proxy. Such Shareholder hereby revokes any and all proxies, voting agreements, voting trusts, or other arrangements of any kind previously granted by such Shareholder with respect to the voting of the Shares.

          2.3  No Transfer of Shares.  Each Shareholder hereby severally agrees
               ---------------------
     not to (i) sell, transfer, assign, or otherwise dispose, by gift or otherwise, of any of the Shares or any interest therein, (ii) pledge, mortgage, hypothecate, or otherwise encumber any of the Shares or any interest therein, (iii) deposit the Shares or any interest therein into any voting trust, voting agreement, proxy, or other arrangement of any kind with respect to the voting of the Shares, or (iv) enter into any contract, option, or other arrangement with respect, directly or indirectly, to the foregoing, provided that nothing herein shall be deemed to prohibit (a) the pledge of any of the Shares pursuant to the terms of any bank credit agreement, or (b) any Shareholder from making bona fide gifts of any of the Shares, if the donee of such Shares agrees in writing with Parent to be bound by the terms of this Agreement. Except as expressly set forth above, without the prior written consent of Parent, any purported sale, transfer, assignment, disposition, pledge, mortgage, hypothecation, encumbrance, or deposit of the Shares or any interest therein, or contract, option, or other arrangement with respect, directly or indirectly, thereto will be null, void, and unenforceable and will have no effect on the agreements, including the proxy, contained in this Agreement.

          2.4  Waiver of Appraisal Rights.  Such Shareholder waives any rights
               --------------------------
     of appraisal or rights to dissent from the Merger that such Shareholder may have.

          2.5  Stop Transfer.  Each Shareholder hereby severally agrees that
               -------------
     such Shareholder (i) will not request that the Company register the transfer (by book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's Shares, unless such transfer is made with Parent's prior written consent, (ii) will tender to the Company, within fifteen business days of the date of this Agreement, all certificates representing such Shareholder's Shares for the Company to inscribe thereupon the following legend: "The shares of Common Stock represented by this certificate are subject to a Shareholders' Agreement dated as of [date], and may not be sold or otherwise transferred, except in accordance therewith. A copy of such Agreement is available for inspection at the principal executive office of the Company", and (iii) will, within fifteen business days of the date of this Agreement, no longer hold any Shares, whether certificated or uncertificated, in "street name" or in the name of any nominee.

     3.   Affiliate Status.  Each Shareholder hereby severally acknowledges that
          ----------------
such Shareholder may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein should be construed as an admission of such fact. Shareholder represents to and covenants with Parent that such Shareholder will not sell, assign, transfer or otherwise dispose of, or offer to sell, transfer or otherwise dispose of, the Parent Shares that such Shareholder receives in the Merger except (i) in conformity with Rule 145, (ii) pursuant to an effective registration statement under the Act, or (iii) in a transaction that, in the opinion of independent counsel reasonably satisfactory to Parent, is exempt from registration under the Act.

     4.   Stockholder Capacity.  Each Shareholder is entering this Agreement in
          --------------------
his capacity as the record and beneficial owner of such Shareholder's Shares, and not in his capacity as a director of the Company.

     5.   Termination.  The obligations of the Shareholders, other than those
          -----------
set forth in the last sentence of Section 2.1 and those set forth in Section 3, shall terminate upon the earlier to occur of (i) termination of the Merger Agreement in accordance with Article 7 thereof, or (ii) consummation of the Merger. The date of such termination is referred to herein as the "Termination Date".

     6.   Specific Performance.  The Shareholders each acknowledge and agree
          --------------------
with Parent that irreparable damages would occur in the event that any provision of this Agreement is not performed in accordance with the terms hereof, that monetary damages would be an inadequate remedy to Parent, and that Parent shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     7.   Miscellaneous.
          -------------

          7.1  Definitional Matters.  Any capitalized terms used but not defined
               --------------------
     in this Agreement shall have the respective meanings that the Merger Agreement ascribes to such terms. The phrase "including" shall be deemed to mean "including without limitation".

     7.2  Integration.  This Agreement embodies the entire agreement and
          -----------
     understanding among the parties relative to subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     7.3  Applicable Law.  This Agreement and the rights of the parties shall be
          --------------
     governed by and construed and enforced in accordance with the laws of the state of Colorado (without regard to its conflicts of laws rules). The venue for any action hereunder shall be in the state of Colorado, whether or not such venue is or subsequently becomes inconvenient, and the parties consent to the jurisdiction of the courts of the state of Colorado and the U.S. District Court, District of Colorado.

     7.4  Counterparts.  This Agreement may be executed in several counterparts
          ------------
     and as so executed shall constitute one agreement binding on the parties hereto.

     7.5  Binding Effect.  Except as herein or otherwise provided to the
          --------------
     contrary, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors, assigns and personal representatives; provided, however, that neither party may assign its rights or obligations hereunder without the prior written consent of the other party.

     7.6  Notices.  All notices, requests and other communications hereunder
          -------
     shall be given in writing and deemed to have been duly given or served if personally delivered, or sent by first class, certified mail, return receipt requested, postage prepaid, to the party at the address as provided below, or to such other address as such party may hereafter designate by written notice to the other party:

          (a)  If to Parent, to the address of its then principal office.

          (b) If to Employee, to the address last shown in the records of Parent.

     7.7  Modification.  This Agreement shall not be modified or amended except
          ------------
     by a written instrument signed by the parties.

     7.8  Severability.  The invalidity or partial invalidity of any portion of
          ------------
     this Agreement shall not invalidate the remainder thereof, and said remainder shall remain in full force and effect. Moreover, if one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to scope, activity, subject or otherwise, so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with then applicable law.

          7.9  Assignment.  Neither party may assign its rights or obligations
               ----------
     hereunder without prior written consent of the other party.

          7.10  Headings.  The section headings contained in this Agreement are
                --------
     for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        ONLINE SYSTEM SERVICES, INC.


                                        By______________________________________
                                                R. Steven Adams
                                                Its: President


                                        [SHAREHOLDERS]


                                       _________________________________________
                                                [Shareholder]
                                                Number of Shares of
                                                Company Stock:__________________

                               AFFILIATE LETTER

Gentlemen:

     The undersigned, a holder of shares of common stock of Durand Communications, Inc., a California corporation ("DCI") or Online System Services, Inc., a Colorado corporation ("OSS"), hereby submits this letter pursuant to Section 6.2(d) of that certain Agreement and Plan of Merger between DCI, OSS, and Durand Acquisition Corporation, a Minnesota corporation and a direct wholly owned subsidiary of OSS ("DAC"), pursuant to which DAC will merge with and into DCI (the "Merger"). The undersigned is either (i) a director of DCI or OSS, (ii) an officer of DCI or OSS, or (iii) the beneficial owner of five percent (5%) or more of the outstanding common stock of either DCI or OSS.

     The undersigned hereby represents and warrants to and covenants with DCI, OSS, and DAC that the undersigned will not, for a period commencing on the date that is thirty (30) days prior to the consummation of the Merger and ending on the date that is thirty (30) days after financial statements for the combined companies which include thirty (30) or more days of the operations of the combined companies have been released to the general public, sell, assign, transfer, or otherwise dispose any of the securities of DCI or OSS beneficially owned or otherwise held by the undersigned as of the date of this letter or acquired on or prior to the date on which such period ends, including securities received by the undersigned in connection with the Merger.

     The undersigned acknowledges that OSS and DCI may instruct their respective transfer agents to place stop transfer orders on any of such securities for purposes of carrying the representations, warranties and covenants contained in this letter into effect.

     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the sale, assignment, transfer, or other disposition of securities of DCI or OSS and (ii) the receipt by OSS of this letter is an inducement and a condition precedent to OSS's obligations to consummate the Merger.

Dated: _________________, 1998

                                        Very truly yours,

                                        ________________________________________

              IMPORTANT:   PLEASE READ CAREFULLY BEFORE SIGNING.
              SIGNIFICANT REPRESENTATIONS ARE CALLED FOR HEREIN.

                          SECURITIES HOLDER AGREEMENT
                                      AND
                                 UNDERTAKINGS


Online System Services, Inc.
1800 Glenarm Place
Suite 800
Denver, Colorado  80202

Gentlemen:

     The undersigned (the "Subscriber") hereby tenders this subscription for the acquisition of shares of the Common Stock ("Common Stock"), of Online System Services, Inc., a Colorado corporation (the "Company") and/or options, warrants or convertible notes of the Company ("Derivative Securities") issued in replacement of similar securities of Durand Communications, Inc., a California corporation ("Durand"), which are described in the Memorandum dated ____________, 1998 (the "Memorandum"). The Common Stock and Derivative Securities are to be issued in connection with the proposed merger ("Merger") of Durand with and into Durand Acquisition Corporation, a Minnesota corporation and a direct wholly owned subsidiary of the Company ("DAC"). The Common Stock and Derivative Securities are hereinafter referred to collectively as the "Securities." By execution below, the Subscriber acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

     1.   Subscription Commitment.  The Subscriber hereby agrees to the issuance
          -----------------------
of the Securities in exchange for Subscriber's shares of the Common Stock of Durand in connection with the proposed merger of Durand with and into DAC.

     The Subscriber understands that this subscription is subject to the completion of the Merger. Subscriber is the beneficial owner or recordholder of the number of shares of the Common Stock of Durand indicated under Subscriber's name on the signature page hereto, and that such number of shares constitutes all of the shares of Durand Common Stock owned beneficially or of record by the Subscriber. With respect to such shares, Subscriber has sole voting power, sole power to dispose and sole power to demand a dissenting shareholder's appraisal rights, with no restriction on the voting rights, rights of disposition or otherwise, subject to applicable federal or state securities laws.

     2.   Representations and Warranties.  In order to induce the Company to
          ------------------------------
accept this subscription, the Subscriber hereby represents and warrants to, and covenants with, the Company as follows:

     (a) The Subscriber has received and had the opportunity to review the Memorandum and has been given access to full and complete information regarding the Company and has utilized such access to the Subscriber's satisfaction for the purpose of obtaining such information regarding the Company as the Subscriber has reasonably requested; and, particularly, the Subscriber has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and to obtain any additional information, to the extent reasonably available.

     (b) Except for the Memorandum, the Subscriber has not been furnished with any other materials or literature relating to the offer and sale of the Securities; except as set forth in the Memorandum, no representations or warranties have been made to the Subscriber by the Company, any selling agent of the Company, or any agent, employee, or affiliate of the Company or such selling agent.

     (c) The Subscriber believes that an investment in the Securities is suitable for the Subscriber based upon the Subscriber's investment objectives and financial needs. The Subscriber (i) has adequate means for providing for the Subscriber's current financial needs and personal contingencies; (ii) has no need for liquidity in this investment; (iii) at the present time, can afford a complete loss of such investment; and (iv) does not have an overall commitment to investments which are not readily marketable that is disproportionate to the Subscriber's net worth, and the Subscriber's investment in the Securities will not cause such overall commitment to become excessive.

     (d) The Subscriber, in reaching a decision to subscribe, has such knowledge and experience in financial and business matters that the Subscriber is capable of reading and interpreting financial statements and evaluating the merits and risk of an investment in the Securities and has the net worth to undertake such risks.

     (e) The Subscriber was not offered or sold the Securities, directly or indirectly, by means of any form of general advertising or general solicitation, including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium of or broadcast over television or radio; or (ii) to the knowledge of the undersigned, any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

     (f) The Subscriber has obtained, to the extent the Subscriber deems necessary, the Subscriber's own personal professional advice with respect to the risks inherent in the investment in the Securities, and the suitability of an investment in the Securities in light of the Subscriber's financial condition and investment needs.

     (g) The Subscriber recognizes that the Securities as an investment involve a high degree of risk, including those set forth under the caption "Risk Factors" in the Memorandum.

     (h) The Subscriber Questionnaire previously delivered by the Subscriber to the Company is true, complete and correct in all material respects as of the date hereof; the Subscriber understands that the Company's determination that the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Act"), which is based upon non-public offerings and applicable to the offer and sale of the Securities, is based, in part, upon the representations, warranties, and agreements made by the Subscriber herein and in the Subscriber Questionnaire referred to above, and the Subscriber consents to the disclosure of any such information, and any other information furnished to the Company, to any governmental authority, self-regulatory organization, or, to the extent required by law, to any other person.

     (i) The Subscriber realizes that (i) the purchase of the Securities is a long-term investment; (ii) the purchaser of the Securities must bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Act or under the securities laws of any state and, therefore, the Securities cannot be resold unless they are subsequently registered under said laws or exemptions from such registrations are available; and (iii) the transferability of the Securities is restricted and (A) requires conformity with the restrictions contained in paragraph 3 below and (B) legends will be placed on the certificate(s) representing the Securities referring to the applicable restrictions on transferability.

     (j) The Subscriber certifies, under penalties of perjury, that the Subscriber is NOT subject to the backup withholding provisions of Section 3406(a)(i)(C) of the Internal Revenue Code; and

     (k) Stop transfer instructions will be placed with the transfer agent for the Securities, and a legend may be placed on any certificate representing the Securities substantially to the following effect:

          THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT"), IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN THE ACT AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS NECESSARILY WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. FURTHERMORE, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, WITHOUT THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED TRANSFER OR SALE DOES NOT AFFECT THE EXEMPTIONS RELIED UPON BY THE COMPANY IN ORIGINALLY DISTRIBUTING THE SECURITY AND THAT REGISTRATION IS NOT REQUIRED.

     3.   Restricted Nature of the Securities.  The Subscriber has been advised
          -----------------------------------
and understands that (i) the Securities have not been registered under the Act or applicable state securities laws and that the Securities are being offered and sold pursuant to exemptions from such laws; and (ii) the Memorandum has not been filed with or reviewed by certain state securities administrators because of the limited nature of the offering. The Subscriber represents and warrants that the Securities will be acquired for the Subscriber's own account and for investment purposes only, and without the intention of reselling or redistributing the same; the Subscriber has made no agreement with others regarding any of the Securities; and the Subscriber's financial condition is such that it is not likely that it will be necessary to dispose of any of such Securities in the foreseeable future. The Subscriber is aware that, in the view of the Securities and Exchange Commission, a purchase of such securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company, or in connection with a contemplated liquidation settlement of any loan obtained for the acquisition of such securities and for which such securities were pledged, would represent an intent inconsistent with the representations set forth above. The Subscriber further represents and agrees that if, contrary to the foregoing intentions, the Subscriber should later desire to dispose of or transfer any of such securities in any manner, the Subscriber shall not do so unless and until (i) said Securities shall have first been registered under the Act and all applicable securities laws; or (ii) the Subscriber shall have first delivered to the Company a written notice declaring such holder's intention to effect such transfer and describe in sufficient detail the manner and circumstances of the proposed transfer, which notice shall be accompanied either by a written opinion of legal counsel who shall be reasonably satisfactory to the Company, which opinion shall be to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws, or by a "no action" letter from the Securities and Exchange Commission to the effect that the transfer of the Securities without registration will not result in recommendation by the staff of the Commission that action be taken with respect thereto.

     4    Residence.  The Subscriber represents and warrants that the Subscriber
          ---------
is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Securities in the state set forth on the signature page hereof, and the Securities are being purchased by the Subscriber in the Subscriber's name solely for the Subscriber's own beneficial interest and not as nominee for, or on behalf of or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization, except as specifically set forth in paragraph 13 of this Securities Holder Agreement and Undertakings.

     5    Sophistication.  The Subscriber further represents and warrants that
          --------------
Subscriber has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Securities and protecting the Subscriber's own interests in this transaction, and does not desire to utilize the services of any other person in connection with evaluating such merits and risks.

     6.   Other Representations, Warranties and Agreements of Subscriber.
          --------------------------------------------------------------

     (a) The Subscriber hereby waives any rights of appraisal or rights to dissent from the Merger that the Subscriber may have.

     (b) In order to induce the Company to accept this subscription, Subscriber, for himself/herself/itself and its successors and assigns, hereby represents and warrants that, as between Subscriber and (i) Durand, (ii) Andre Durand, and
(iii) the directors, officers, shareholders and affiliates of Durand Communications, Inc. (collectively the "Parties"), Subscriber has no past, present and future claims, demands, obligations, duties, liabilities, actions, causes of action, at law or in equity, whether arising by contract, common law, statute or otherwise, of any kind and nature against or relating to any of the Parties arising from or in any way relating to any written or oral representations, agreements or business relationships among any of them entered into or in existence prior to the date of this Securities Holder Agreement and Undertakings. The Subscriber specifically and expressly acknowledges and agrees that this representation and warranty covers known and unknown claims for known and unknown damages, claims for anticipated or unanticipated damages, and claims for expected and unexpected consequences of all damages which have heretofore arisen and which may hereafter arise out of any written or oral representations, agreements or business relationships among any of the Parties and Subscriber entered into or in existence prior to the date of this Securities Holder Agreement and Undertakings.

     (c) The Subscriber hereby waives any and all preemptive rights, whether arising by operation of law, contract or otherwise, which the Subscriber has, may have or be entitled to with respect to Subscriber's interests in Durand.

     (d) The Subscriber hereby waives any and all registration rights (except for the registration rights granted pursuant to the terms of the Merger Agreement) which the Subscriber has, may have or be entitled to as a result of any agreement between Subscriber and any of the Parties regardless of whether such registration rights exist pursuant to contract or otherwise and regardless of whether such registration rights relate to the common stock of Durand or any securities convertible into or exchangeable for such common stock.

     7.   Reliance on Representations.  The Subscriber understands the meaning
          ---------------------------
and legal consequences of the representations, warranties, agreements, covenants, and confirmations set out above and agrees that the subscription hereby may be accepted in reliance thereon. The Subscriber agrees to indemnify and hold harmless the Company and any selling agent (including for this purpose their employees, officers, directors, agents and each person who controls either of them within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended) from and against any and all loss, damage, liability or expense, including reasonable costs and attorney's fees and disbursements, which the Company, or such other persons may incur by reason of, or in connection with, any representation or warranty made herein (or in the Subscriber Questionnaire referred to above) not having been true when made, any misrepresentation made by the Subscriber or any failure by the Subscriber to fulfill any of the covenants or agreements set forth herein, in the Subscriber Questionnaire or in any other document provided by the Subscriber to the Company.

     8.   Transferability and Assignability.  Neither this Securities Holder
          ---------------------------------
Agreement and Undertakings nor any of the rights of the Subscriber hereunder may be transferred or assigned by the Subscriber. The Subscriber agrees that the Subscriber may not cancel, terminate, or revoke this Securities Holder Agreement and Undertakings or any agreement of the Subscriber made hereunder (except as otherwise specifically provided herein) and that this Securities Holder Agreement and Undertakings shall survive the death or disability of the Subscriber and shall be binding upon the Subscriber's heirs, executors, administrators, successors, and assigns.

     9.   Survival.  The representations and warranties of the Subscriber set
          --------
forth herein shall survive the sale of the Securities pursuant to this Securities Holder Agreement and Undertakings.

     10.  Notices.  All notices or other communications hereunder shall be in
          -------
writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to the Subscriber, to the address set forth below; and if to the Company to the address at the beginning of this letter, or to such other address as the Company or the Subscriber shall have designated to the other by like notice.

     11.  (Applicable to FLORIDA residents only.)  The Subscriber has been
          ---------------------------------------
informed and recognizes that (a) the Securities have not been registered under the Florida Securities Act, and (b) under Section 517.061(11) of the Florida Securities Act, the Subscriber may void the sale of any Securities within three
(3) days after the tender of this Securities Holder Agreement and Undertakings and payment hereunder to the Company.

     12.  Counterparts This Securities Holder Agreement and Undertakings may be
          ------------
executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     13.  Title.  Manner in which title is to be held.
          --------

          Place an "X" in one space below:

          (a) _______ Individual Ownership
          (b) _______ Community Property
          (c) _______ Joint Tenant with Right of Survivorship (both parties must sign)
          (d) _______ Partnership
          (e) _______ Tenants in Common
          (f) _______ Corporation
          (g) _______ Trust
          (h) _______ Other (Describe):

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________
    Please print above the exact name(s) in which the Securities are to be held.

                                  SIGNATURES

     The Subscriber hereby represents he has read this entire Securities Holder Agreement and Undertakings and the Memorandum.

                                                       Dated____________________

                                  INDIVIDUAL


                              Address to which correspondence should be directed


__________________________________________    __________________________________
Signature (Individual)

                                              __________________________________


__________________________________________    __________________________________
Signature (All record holders should sign)    City, State and Zip Code


                                    ____________________________________________
__________________________________ Tax Identification or Social Security Number Name(s) Typed or Printed
                                    (               )
                                    ____________________________________________
                                    Telephone Number

__________________________________________

__________________________________________
Number of Shares of Common Stock of Durand
Communications, Inc. Owned

                CORPORATION, PARTNERSHIP, TRUST, OR OTHER ENTITY

                              Address to which correspondence should be directed


_____________________________       ____________________________________________
Name of Entity


By:__________________________       ____________________________________________
  *Signature                        City, State and Zip Code


                                    ____________________________________________
Its:_________________________       Tax Identification or Social Security Number
  Title
                                    (               )
                                    ____________________________________________
_____________________________       Telephone Number
Name Typed or Printed


                                    ____________________________________________
                                    Number of Shares of Common Stock of Durand
                                    Communications, Inc. Owned


*If Securities are being subscribed for by an entity, the Certificate of Signatory must also be completed.

                           CERTIFICATE OF SIGNATORY

     To be completed if Securities are being subscribed for by an entity.

     I,_______________________________, am the _________________________________
of _____________________________________________________________ (the "Entity").

     I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of this Securities Holder Agreement and Undertakings and to purchase and hold the Securities, and certify that this Securities Holder Agreement and Undertakings has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

     IN WITNESS WHEREOF, I have hereto set my hand this ____ day of ___________.


                                                ________________________________
                                                Signature

                           NONCOMPETITION AGREEMENT

     This NONCOMPETITION AGREEMENT (the "Agreement") is entered into as of ________________, 1998, by and between ONLINE SYSTEM SERVICES, INC., a Colorado corporation (the "Corporation"), and _________________ ("Recipient").

                                    RECITALS

     A. The Corporation, Durand Communications, Inc., a California corporation ("DCI"), and Durand Acquisition Corporation, a Minnesota corporation ("DAC"), are parties to an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which DAC will merge with and into DCI (the "Merger").

     B. Recipient is a shareholder of DCI and will receive shares of the Corporation's common stock as consideration for the Merger.

     C. Following the Merger, it is the Corporation's intent that Recipient will become an employee of the Corporation and in connection therewith, will be paid a salary of $________ per year and will be granted options pursuant to the Corporation's Stock Option Plan of 1995 to purchase ________ shares of the Corporation's common stock at an exercise price equal to the fair market value for the Corporation's common stock on the first day of such employment.

     D. As a condition precedent to the closing of the transactions contemplated herein and in the Merger Agreement, Recipient has agreed to enter into this Agreement for the benefit of the Corporation and its affiliates.


                                   AGREEMENT

     NOW THEREFORE, in consideration of the above recitals and the promises set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Definitions.   The following terms, when capitalized and used herein,
          -----------
have the meanings set forth below.

     1.1  "Affiliates" means any and all entities owned or controlled by Online
           ----------
     System Services, Inc.

     1.2  "Competing Business" means any individual or entity, other than the
           ------------------
     Corporation or its Affiliates, engaged in, or about to become engaged in,
     (i) any business that consists of developing, marketing, and supporting products and services that enable broadband operators to provide high-speed Internet access to their customers, (ii) any business that consists of developing, marketing and supporting Internet or Intranet community building tools and services, training in the use of such tools and services or hosting an online service for such communities, or (iii) any business that consists of developing, marketing and supporting Internet or Intranet courses for colleges, universities and other educational endeavors.

2.   Noncompetition.  From the date hereof through the date that is the later of
     --------------
the (i) third anniversary of the Closing Date (as that term is defined in the Merger Agreement) or (ii) the first anniversary of Recipient's termination of employment with the Corporation or any of its Affiliates

(whichever the case may be, the "Restricted Period"), without the prior written consent of the Corporation, Recipient will not, directly or indirectly, own, manage, operate, join, control, render services to or assist in any way any Competing Business which is located anywhere within the United States or any foreign country in which the Corporation (i) conducts business activities, whether directly or with or through one or more other companies, or (ii) licenses its products or services. The foregoing notwithstanding, nothing herein shall prevent Recipient from purchasing and owning securities of any entity whose securities are regularly traded on a national exchange or in an established over-the-counter market, provided that such purchases do not result in Recipient owning beneficially at any time more than five percent of any class of securities of any Competing Business.

     3.   Nonsolicitation.  During the Restricted Period, Recipient agrees that
          ---------------
Recipient shall not, either directly or indirectly, on Recipient's own behalf or in the service or on behalf of others, (i) solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate, to any Competing Business, (a) any person or entity that was a customer of the Corporation during the Restricted Period or (b) any person or entity from whom the Corporation solicited business during the last year of the Restricted Period or (ii) solicit, divert, or hire away, or attempt to solicit, divert, or hire away, to any Competing Business, any person employed by or providing services to the Company or one of its Affiliates, whether or not such person is a full-time employee, temporary employee, or consultant of the Company or such Affiliate and whether or not such employment or service is pursuant to written agreement and whether or not such employment or service is at will.

     4.   Remedies.  Recipient and the Corporation acknowledge and agree that
          --------
irreparable injury will result to the Corporation and its business if Recipient breaches this Agreement, and, therefore, in the event of any actual or threatened breach hereof by Recipient, the Corporation shall be entitled to seek all rights and remedies available at law and in equity, including without limitation the right to seek damages for such actual or threatened breach and the right to seek to enjoin Recipient and all other persons acting in actual or threatened breach hereof, from commencing or continuing, and to remedy, the activities which constitute such actual or threatened breach. The Corporation shall also be entitled to recover from Recipient the Corporation's reasonable attorneys' fees and costs in any action for the breach hereof in which the Corporation substantially prevails.

     5.   Miscellaneous.
          -------------

          5.1  Integration.  This Agreement embodies the entire agreement and
               -----------
          understanding among the parties relative to subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          5.2  Employment Agreement.  Nothing in this Agreement shall be
               --------------------
          construed to modify the terms of an employment agreement, if any, between the Corporation and the Recipient or shall be construed to constitute, or evidence, an agreement or understanding, whether express or implied, by the Corporation to (i) employ or retain the Recipient for any specific period of time or (ii) terminate the Recipient only for cause.

          5.3  Applicable Law.  This Agreement and the rights of the parties
               --------------
          shall be governed by and construed and enforced in accordance with the laws of the state of Colorado (without regard to its conflicts of laws rules). The venue for any action hereunder shall be in the state of Colorado, whether or not such venue is or subsequently becomes inconvenient, and the parties consent to the jurisdiction of the courts of the state of Colorado and the U.S. District Court, District of Colorado.

     5.4  Counterparts.  This Agreement may be executed in several counterparts
          ------------
     and as so executed shall constitute one agreement binding on the parties hereto.

     5.5  Binding Effect.  Except as herein or otherwise provided to the
          --------------
     contrary, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors, assigns and personal representatives; provided, however, that neither party may assign its rights or obligations hereunder without the prior written consent of the other party.

     5.6  Notices.  All notices, requests and other communications hereunder
          -------
     shall be given in writing and deemed to have been duly given or served if personally delivered, or sent by first class, certified mail, return receipt requested, postage prepaid, to the party at the address as provided below, or to such other address as such party may hereafter designate by written notice to the other party:

          (a) If to the Corporation, to the address of its then principal office.

          (b) If to Recipient, to the address last shown in the records of the Corporation.

     5.7  Modification.  This Agreement shall not be modified or amended except
          ------------
     by a written instrument signed by the parties.

     5.8  Severability.  The invalidity or partial invalidity of any portion of
          ------------
     this Agreement shall not invalidate the remainder thereof, and said remainder shall remain in full force and effect. Moreover, if one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to scope, activity, subject or otherwise, so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with then applicable law.

     5.9  Assignment.  Neither party may assign its rights or obligations
          ----------
     hereunder without prior written consent of the other party.

     5.10  Headings.  The section headings contained in this Agreement are for
           --------
     reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        ONLINE SYSTEM SERVICES, INC.


                                        By______________________________________
                                            R. Steven Adams
                                            Its: President


                                        [RECIPIENT]


                                        ________________________________________
                                            [Recipient]

                                 EXHIBIT 10.7

                               LICENSE AGREEMENT

     This LICENSE AGREEMENT (the "Agreement") is entered into as of October 22, 1997, between Online System Services, Inc., a Colorado corporation ("OSS") with offices at 1800 Glenarm Place, Suite 1800, Denver, Colorado 80202, and Medical Education Collaborative, a Colorado nonprofit corporation ("MEC") with offices at 1800 Jackson Street, Suite 200, Golden CO 80401.

                                   RECITALS

     WHEREAS, OSS develops sophisticated, high-end WorldWide Web ("Web") products for use in connection with the Internet, including standard and custom Web sites targeted at the health-care industry; and

     WHEREAS, MEC is a nationally recognized provider of CME in the health-care industry; and

     WHEREAS, OSS has developed an integrated network or "market space," called MD Gateway ("MD Gateway"), which provides a Web site through which interested persons may access medical information and continuing medical education ("CME") information; and

     WHEREAS, OSS owns the URL Web address "www.mdgateway.com" as well as certain trademarks, copyrights, and other intellectual property rights associated with MD Gateway; and

     WHEREAS, MEC desires to improve its existing online medical information resources and the ability to provide CME information through the Internet for physicians, nurses, pharmacists and other health-care professionals, and desires to do so through a license to certain rights in MD Gateway; and

     WHEREAS, OSS desires to license to MEC certain rights in MD Gateway on the terms and conditions set forth herein,

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

                                  ARTICLE I.

                                     GRANT
                                     -----

     1.1  MD Gateway.  OSS grants to MEC and MEC accepts an exclusive license to
          ----------
use, market, advertise and promote the following items:

          (a) MD Gateway, including all hardware and software comprising the integrated network and the Web site, as well as a T1 telecommunications facility, as identified in Schedule A;

          (b) Copies of all documentation related to the hardware and software of MD Gateway including, but not limited to, user's manuals and customer support manuals;

          (c) All trademarks used in connection with MD Gateway, which trademarks are portrayed in Schedule B;

          (d) All other intellectual property rights in and to MD Gateway including, but not limited to, copyright to the layout of the Web site and all materials displayed on the Web site on or before the date of this Agreement; and

          (e) The URL Web address "www.mdgateway.com".

          (f) The right to use any capacity on the Tl telecommunications faculty not required in connection with MD Gateway for other Internet communication purposes of MEC.

     1.2  Scope of Exclusivity.  OSS acknowledges and agrees that the exclusive
          --------------------
rights granted to MEC in Section 1.1 above exclude both OSS and any third party (defined as any party other than OSS and MEC) from using, advertising, marketing, or promoting the rights identified in Section 1.1 above while this Agreement is in effect.

                                  ARTICLE II.

                                     TERM
                                     ----

     2.1  Term.  This Agreement shall commence on the date set forth above and
          ----
shall continue in effect for a term of five (5) years from such date, unless sooner terminated in accordance with the provisions of Article VIII below, or unless renewed in accordance with Section 2.2 below.

     2.2  Automatic Renewal.  This Agreement shall automatically renew for
          -----------------
additional five-year terms unless MEC gives notice to OSS at least 90 days before the end of a five-year term of this Agreement expressing its desire that this Agreement not be extended.

                                 ARTICLE III.

                DELIVERY INSTALLATION, ACCEPTANCE, AND TRAINING
                ---------------------------------- --- --------

     3.1  Installation of MD Gateway.  Within 30 days of the execution and
          --------------------------
delivery of this Agreement, OSS shall deliver to the premises of MEC and install within such premises all of the hardware and software components of MD Gateway (as identified in Schedule A). OSS shall also arrange for the installation of a T1 telecommunications facility to connect the MD Gateway installation on MEC's premises to an Internet gateway computer network operated and maintained by OSS.

     3.2  Acceptance.  Unless MEC, within 30 days after the date of delivery of
          ----------
MD Gateway, notifies OSS in writing to the contrary, MD Gateway shall be deemed to be acceptable by MEC as of the date of completion of installation. OSS's warranty set forth in Section 6.1 shall commence on the date OSS has completed installation.

     3.4  Standard Training.  OSS shall provide training to two (2) individuals
          -----------------
chosen by MEC. The training shall be sufficient to enable those two individuals to program and operate MD Gateway at a level adequate to act as a replacement of OSS as the source of all technical support required by MEC.

     3.5  Additional Training.  In addition to the training provided pursuant to
          -------------------
Section 3.4 above, MEC may request additional training from OSS which OSS may provide upon terms and conditions acceptable to MEC and OSS.

     3.6 Maintenance.  MEC acknowledges and agrees that this Agreement does not
         -----------
contemplate any on-going maintenance services by OSS of the equipment and software installed by OSS on MEC's premises pursuant to Section 3.1 above. OSS acknowledges and agrees that OSS shall be responsible for maintaining the Tl telecommunications facility connecting the MD Gateway system on MEC's premises with an Internet gateway computer network operated and maintained by OSS. OSS further acknowledges and agrees that OSS shall be responsible for the on-going maintenance of the Internet gateway computer network through which MD Gateway connects to the Internet and for any on-going maintenance of the redundant version of MD Gateway and the computer on which it is loaded, all as described in Section 6.5(c) below.

                                  ARTICLE IV.

                                    PAYMENT
                                    -------

     4.1  Royalty.  MEC agrees to pay OSS, as a royalty for the rights granted
          -------
to MEC under this Agreement and in consideration of all other obligations and commitments of OSS under this Agreement, a royalty fee based on the MD Gateway Revenue as defined in Section 4.2 below and the Webmaster cost as defined in
Section 4.3 below. The royalty fee shall be calculated at the end of each calendar quarter in which this Agreement is in effect. The amount of the quarterly royalty fee shall be 35 % of the amount by which the quarterly MD Gateway Revenue exceeds the quarterly Webmaster Cost. If for any given calendar quarter, the quarterly MD Gateway Revenue is less than the quarterly Webmaster Cost then the quarterly royalty fee for such quarter shall be $0.00 and the amount of the deficiency shall be added to and included in the quarterly Webmaster Cost of the succeeding calendar quarter.

     4.2  MD Gateway Revenue.  For purposes of this Article IV, MD Gateway
          ------------------
Revenue shall be the sum of all revenue received by MEC, less any refunds attributable to such revenue, in connection with its operation of MD Gateway including, but not limited to:

          (1) access and usage fees levied on information users of MD Gateway;

          (2) service ("hosting") fees charged to information providers on MD Gateway; and

          (3) advertising fees charged to advertisers on MD Gateway.

     4.3  Webmaster Cost.  For purposes of this Article IV, Webmaster Cost shall
          --------------
be the total cost (salary, benefits and withholdings) incurred by MEC in connection with the employment of one individual as a Webmaster for MD Gateway.

     4.4  Quarterly Statements.  On or before the 30th day of the month
          --------------------
following each calendar quarter (for purposes of this Agreement, a calendar quarter shall end on the last day of March, June, September and December), MEC shall furnish to OSS complete and accurate statements certified to be accurate by MEC showing the MD Gateway Revenue received and the Webmaster cost incurred during the preceding calendar quarter. OSS agrees that no statement shall be due for the calendar quarter ending September 30, 1997; rather, all information relevant for the month of September 1997 shall be included in the statement due in January 1998.

     4.5  Quarterly Payments.  Royalty payments due hereunder shall be due on
          ------------------
the 30th day of the month following the calendar quarter in which earned, and payment shall accompany the statements furnished as required above. The receipt or acceptance by OSS of any of the statements furnished pursuant to this Agreement or of any royalties paid hereunder (or the cashing of any royalty checks paid hereunder) shall not preclude OSS from questioning the correctness thereof at any time, within two years from date thereof, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payment shall be made by MEC.

                                  ARTICLE V.

                                  ACCOUNTING
                                  ----------

     5.1  Books and Records.  MEC agrees to keep accurate books of account and
          -----------------
records at its principal place of business covering all transactions relating to the license hereby granted, the MD Gateway Revenue and the Webmaster Cost.

     5.2  Reasonable Inspections.  OSS shall have the right to examine, in
          ----------------------
person or through its legal representatives, all MEC books of account and records described in Section 5.1 above at any time during reasonable business hours of MEC upon three days prior written notice, subject only to such protection as may be necessary to prevent further dissemination of the inventions, trade secrets and other confidential information of MEC.

                                  ARTICLE VI.

            REPRESENTATIONS.  WARRANTIES.  AND ADDITIONAL COVENANTS
            -------------------------------------------------------

     6.1  Representations of OSS.  OSS represents and warrants to MEC as set
          ----------------------
forth in this Section 6.1. Any inaccuracy of such representations and warranties as of the date of this License Agreement shall constitute a breach of this Agreement.

          (a) OSS is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, U.S.A. OSS has all corporate authority to enter into this License Agreement and all other agreements between OSS and MEC, and to perform its obligations hereunder and thereunder. All action required of OSS's members and managers and any other similar action by OSS required to authorize the execution and delivery of each of the agreements between OSS and MEC has been completed.

          (b) This Agreement is a valid and binding obligation of OSS enforceable against OSS in accordance with its terms.

     6.2  Representations of MEC.  MEC represents and warrants to OSS as set
          ----------------------
forth in this Section 6.2. Any inaccuracy of such representations and warranties as of the date of this Agreement shall constitute a breach of this Agreement.

          (a) MEC is a nonprofit corporation duly organized, validly existing and in good standing under the laws of Colorado. MEC has all corporate authority to enter into this Agreement. All actions required of MEC's management, shareholders and any other similar action by MEC required to authorize the execution and delivery of this Agreement and all other agreements between OSS and MEC have been completed.

          (b) This Agreement constitutes a valid and binding obligation of MEC enforceable against MEC in accordance with its terms.

     6.3  Warranties of OSS.
          -----------------

          (a) OSS hereby warrants that OSS is the legal and beneficial owner of the rights granted to MEC pursuant to the exclusive license set forth in
     Article I above, and is the owner of all items to be used in connection with such grant of rights. OSS hereby agrees to indemnify and hold MEC and its officers, directors, employees and agents harmless from and against any and all loss, cost, damage, liability or expense (including without limitation reasonable attorney's fees, court costs and other reasonable litigation expenses) suffered, sustained or incurred by MEC or its officers, directors, employees or agents as a result of, arising out of or in connection with any breach by OSS of the foregoing warranty and representation.

          (b) OSS agrees to defend or settle, at OSS's expense, any action brought against MEC based upon or arising out of any infringement by OSS or MEC's use, marketing, advertising, or promoting of MD Gateway of any patent, trademark, copyright, trade secret, or other proprietary right.
     OSS further agrees to pay any costs, damages, and attorneys' fees finally awarded against MEC in such action by a court of law, after all appeals, which are attributable to such claim.

     6.4  Warranties of MEC.  MEC shall indemnify and hold harmless OSS and its
          -----------------
officers, directors, employees, agents and affiliates ("Indemnified Parties") from and against any and all claims, causes of action, suits, damages, liabilities, and/or judgments and settlements including all costs, expenses, and attorneys' and accountants' fees that an Indemnified Party may incur due to any breach by MEC of any of its representations, and/or warranties, obligations under this Agreement. MEC shall undertake to conduct the defense of such suit at its own expense, it being understood, however, that OSS has at all times the option to participate in, or undertake any litigation involving said matters through counsel of OSS's own selection and at OSS's own expense, subject to the indemnity and hold harmless obligations of MEC hereunder with respect to such expense. MEC shall not make any settlement of any claim, suit, or demand for which OSS may become responsible hereunder without OSS's written consent, which shall not be unreasonably withheld.

     6.5  Covenants of OSS.
          ----------------

          (a) OSS shall not voluntarily take any action or allow any event within its control to occur that, in either case, would cause any of the representations and warranties in section 6.1 to become inaccurate.

          (b) During the term of this Agreement, OSS shall not provide Web development services to anyone other than MEC in connection with any project which is intended to aggregate medical or CME information provided by two or more providers. The parties intend for the terms of this Section to be specifically enforceable.

          (c) During the term of this Agreement OSS shall continuously provide Internet access for MD Gateway and other MEC uses via the T1 telecommunications facility and an Internet Gateway computer network as described in Section 3.1 above. OSS shall also maintain a redundant version of MD Gateway on an Internet gateway computer, or a computer connected to an Internet gateway computer, operated and maintained by OSS, which version shall serve as the active version of MD Gateway in the event that the T1, telecommunications facility is down or MD Gateway is otherwise unavailable from MEC's premises.

          (d) During the term of this Agreement OSS shall take all steps necessary to preserve its ownership interest in the items made subject to an exclusive license to MEC in Article I.

     6.6  Covenants of MEC.
          ----------------

          (a) MEC shall not voluntarily take any action or allow any event within its control to occur that, in either case, would cause any of the representations and warranties in section 6.2 to become inaccurate.

          (b) During the term of this Agreement, MEC shall not engage or work with any Internet or Web provider other than OSS to obtain Internet or Web development services. The parties intend for the terms of this paragraph
     (b) to be specifically enforceable.

                                 ARTICLE VII.

                   OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS
                   -----------------------------------------

     7.1  Rights Owned by OSS.
          -------------------

          (a) MEC acknowledges and agrees that MD Gateway is and shall remain a proprietary business asset of OSS, and that OSS retains sole ownership of all right, title and interest in the items enumerated in Section 1.1 above.

     7.2  Rights Owned by MEC.
          -------------------

          (a) OSS acknowledges and agrees that MEC shall own all rights, title and interest in any copyrights, trademarks, tradenames, patents, trade secrets, or other intellectual property which MEC creates as part of its operation of MD Gateway; provided, however, that MEC shall not acquire under this Agreement any ownership interest in the trademark "MD Gateway."

                                 ARTICLE VIII.

                                  TERMINATION
                                  -----------

     8.1  Defaults On This Agreement.  As used herein, the term "default" shall
          --------------------------
mean a material breach of this Agreement that is not cured by the breaching party within 30 days following receipt of written notice of default from the other party. In the event of a default by either party, the party not in default shall be entitled to any and all remedies available at law or in equity, including but not limited to damages, specific performance and/or termination of this Agreement. This Agreement may be terminated by the party not in default, at any time following a default, by delivery of a written notice of termination to the defaulting party, and termination shall take effect immediately upon the giving of notice hereunder.

     8.2  External Conditions.  In the event that (i) MEC discontinues operation
          -------------------
of MD Gateway, (ii) MEC shall make an assignment for the benefit of creditors,
(iii) MEC shall go into liquidation, or (iv) a trustee is appointed for the benefit of creditors and the trustee is not discharged within 30 days of his appointment, whether any of the aforesaid events be the outcome of a voluntary act of MEC or otherwise, OSS shall be entitled to terminate this

Agreement forthwith by giving notice to such effect to MEC, and termination shall take effect immediately upon the giving of notice hereunder.

     8.3  Preservation of Intellectual Property Rights Under This Agreement.
          -----------------------------------------------------------------
The termination of this Agreement for any reason shall be without prejudice to any of OSS's or MEC's intellectual property rights as described in Article VII of this Agreement.

     8.4  Mutual Obligations.  Notwithstanding termination of this Agreement,
          ------------------
the parties shall be required to carry out any provisions hereof which contemplate performance by them subsequent to such termination, and such termination shall not affect any liability or other obligation which shall have accrued prior to such termination.

     8.5  OSS Rights in MD Gateway.  In the event of any termination of this
          ------------------------
Agreement according to the terms hereof, MEC shall immediately discontinue all use of MD Gateway. All rights to MD Gateway as described in Section 7.1 above shall automatically revert to OSS and MEC shall promptly execute any and all documents reasonably required by OSS in connection with such discontinuance and reversion.

     8.6  Return of Equipment.  After termination and within twenty-one (21)
          -------------------
days from the date of OSS's written notice of termination to MEC, MEC shall at its cost return to OSS all hems associated with MD Gateway as identified in
Article I.

     8.7  MEC Intellectual Property.  In the event of termination of this
          -------------------------
Agreement, OSS acknowledges that MEC shall own all right, title and interest in and to all intellectual property described in Section 7.2 above.

                                  ARTICLE IX.

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     9.1  Assignment.  This Agreement and the fights granted hereunder cannot be
          ----------
assigned or otherwise transferred by a party hereto without the prior written consent of the other party hereto. Any attempted assignment or transfer without such consent shall be null and void.

     9.2  Relationship of the Parties.  Nothing herein contained shall be deemed
          ---------------------------
or construed to constitute either party hereto the agent of the other party hereto or to create a partnership or joint venture between the parties hereto, and neither party shall have any power hereunder to obligate or bind the other party in any manner whatsoever.

     9.3  Governing Law and Dispute Resolution.  This Agreement shall be
          ------------------------------------
governed by and interpreted in accordance with the laws of the State of Colorado. Except as provided in Section 9.4 below, any action, claim or suit initiated in connection with this Agreement shall be prosecuted exclusively within the courts of the State of Colorado located in Colorado Springs, except where exclusive federal jurisdiction applies, in which case an action, claim or suit initiated in connection with this Agreement shall be prosecuted in US District Court in Denver.

     9.4  Arbitration.  In addition to its other rights and remedies under
          -----------
Section 9.3 above, either party may require that any dispute concerning this Agreement, its interpretation or application, including any dispute relating to either party's right to terminate this Agreement, shall be resolved by mandatory arbitration as set forth below:

          (a) In the event of any disagreement or dispute that a party wishes to submit to arbitration, such party (the "Initiating Party") may request arbitration by providing a written "notice of dispute" to the other party (the "Responding Party") and such notice shall require both parties to submit to mandatory and binding arbitration. The Initiating Party shall have the responsibility of notifying the American Arbitration Association's Denver Regional Office, which shall conduct the arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect.

          (b) The arbitrators shall have frill power to decide the dispute presented, including the power to order affirmative or negative injunctive relief and may award compensatory damages to the prevailing party, if any. The arbitrators shall also award reasonable attorneys' fees and costs to the prevailing party. The award rendered by the arbitrators shall be final and judgment may be entered upon it in accordance with applicable law in any court of competent jurisdiction.

          (c) Arbitration shall be conducted by a three-person panel of arbitrators (or such lesser number of arbitrators as may be mutually agreed) in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrators shall be chosen by mutual agreement of the parties, or, if no agreement can be reached, by use of the procedures of the American Arbitration Association.

          (d) The arbitration hearing shall be held in Denver, Colorado.

     9.5  Notices.  All notices, requests and other communications from one of
          -------
the parties hereto to any or all of the others shall be given in writing and deemed to have been duly given or served if personally delivered, or sent by first class, certified mail, return receipt requested, postage prepaid, to the party at the address provided below, or to such other address as such party may hereafter designate by written notice to the other parties.

     If to OSS:          Online System Services, Inc.
     ---------           Attn:  Steve Adams, President
                         1800 Glenarm Place
                         Suite 1800
                         Denver, Colorado  80202


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

     If to MEC:          Medical Education Collaborative, Inc.
     ---------           Attn: Charles P. Spickert, President
                         1800 Jackson Street
                         Suite 200
                         Golden, Colorado  80401


     9.6  Entire Agreement.  This Agreement constitutes the complete and
          ----------------
exclusive statement of the agreement between the parties, and supersedes all prior and concurrent proposals and understandings, whether oral or written, and all other communications between the parties relating to the subject matter of this Agreement. The parties may, from time to Lime during the continuance of this Agreement, modify, vary or alter any of the provisions of this Agreement, but only by an instrument in writing duly executed by all parties hereto.

     9.7  Force Majeure.  If either party is unable to perform any of its
          -------------
obligations under this Agreement. Other than payments due hereunder, or to enjoy any of its benefits, other than payments clue hereunder, because of (or if loss of the Equipment is caused by) natural disaster, actions or decrees of governmental bodies or communications line failure not the fault of the affected party (a "Force Majeure Event"), the party who has been so affected shall immediately give notice to the other party and shall do everything possible to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended. If the period of nonperformance exceeds 15 days from the receipt of notice of the Force Majeure Event, the party whose ability has not been so affected may by giving notice terminate this Agreement. However, delays in delivery due to Force Majeure Events shall automatically extend the delivery date for a period equal to the duration of such Events; any warranty period affected by a Force Majeure Event shall likewise be extended for a period equal to the duration of such event.

     9.8  Consent of a Party.  Wherever the consent or approval of a party
          ------------------
hereto is required pursuant to any provisions of this Agreement, the same shall not be deemed to have been given unless in writing, signed by the party whose consent or approval is required.

     9.9  Execution of Documents.  Each party agrees to and shall execute any
          ----------------------
and all documents and do any and all acts or things reasonably necessary to fulfill each party's obligations hereunder, including, if necessary to effect the intent of the parties or to comply with applicable laws, rulings or regulations, the execution of two or more separate documents to evidence the terms and conditions of this Agreement.

     9.10  Binding Agreement  This Agreement shall be binding upon and inure to
           -----------------
the benefit of the legal representatives, parent companies, subsidiaries, affiliates, related companies, successors, and assigns (subject to approval in accordance with Section 9.1 above) of the parties hereto.

     9.11  Interpretation.  In the interpretation of this Agreement, words
           --------------
importing the singular number shall include the plural and visa versa words importing the neuter gender shall include the masculine and feminine gender and words importing a corporation shall include a person, except to the extent that such interpretation shall be excluded by or be repugnant to the context.

     9.12  Signatures.  The individuals signing this Agreement on behalf of the
           ----------
parties hereto represent and warrant that they have the requisite authority to do so and to bind the party for whom they sign to the terms of this Agreement.

     9.13  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement.

     Executed as of the date first set forth above.

Online System Services, Inc.               Medical Education Collaborative, Inc.


By  /s/ R. Steven Adams                    By  /s/ Charles P. Spickert
   -------------------------------            ----------------------------------
    Steve Adams                                Charles P. Spickert, MPH
    President                                  President/CEO

                                  SCHEDULE A

                           COMPONENTS OF MD GATEWAY
                           ------------------------

Router Cisco 2501 (IOS IP software set, 2-Serial, 1 Ethernet)
Tylink T-1 CSU/DSU
Accton 10BaseT hub (16 Ports)

WebMaster Workstation (Pentium P5-133, 32MB RAM, I.7 GB HD,
4X CD-ROM w speakers, 3.5" FD, Intel Ethernet Express 10X card)
Microsoft Windows NT Workstation 4.0
Maxtech 14" monitor

Web Server -- Physically located in the web server suite at OSS

Software necessary to support existing and planned web site features (as currently exist in CME Gateway, MD Gateway and CAA), including but not limited to database, statistics, e-commerce, broadcast e-mail (e.g., Visual InterDev, SQL Enterprise Manager)

                                  SCHEDULE B

                  TRADEMARK RIGHTS ASSOCIATED WITH MD GATEWAY
                  -------------------------------------------

MD GATEWAY(TM)